DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 1 LEASE By and Between JC/SMP WALTHAM OWNER, LLC, (“Landlord”) And OLINK PROTEOMICS INC. (“Tenant”) Address: 130 Turner Street, Building II, Waltham, Massachusetts 02453 Dated: April 1 , 2021 CERTAIN INFORMATION IN THIS DOCUMENT, MARKED BY HAS BEEN EXCLUDED PURSUANT TO THE INSTRUCTIONS TO FORM 20- F AND SEC RULES AND REGULATIONS. SUCH EXCLUDED INFORMATION IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF DISCLOSED. Exhibit 4.9

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 2 LEASE This LEASE (this “LEASE”) is made as of the 1st day of April , 2021 by and between JC/SMP WALTHAM OWNER, LLC (“Landlord”), c/o Jumbo Capital Management, LLC, 1900 Crown Colony Drive, 4th Floor, Quincy, Massachusetts 02169, OLINK PROTEOMICS INC. (“Tenant”), having a mailing address of c/o Flom, French & Goodwin, LLC, 432 Route 34, Unit 1A, Matawan, New Jersey 07747. RECITALS: Landlord, for and in consideration of the rents and all other charges and payments hereunder and of the covenants, agreements, terms, provisions, and conditions to be kept and performed hereunder by Tenant, grants and conveys to Tenant, and Tenant hereby hires and takes from Landlord, a leasehold interest in the Premises (as defined below), subject to all matters of record and subject to the covenants, agreements, terms, provisions and conditions of this Lease for the term hereinafter stated. NOW THEREFORE, Landlord and Tenant hereby agree as follows: ARTICLE I. REFERENCE DATA 1.1. Subjects Referred To Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Article: LANDLORD: JC/SMP Waltham Owner, LLC LANDLORD’S ADDRESS: c/o Jumbo Capital Management, LLC 1900 Crown Colony Drive, 4th Floor Quincy, MA 02169 TENANT: Olink Proteomics Inc. TENANT’S ADDRESS: (for Billing) c/o Flom, French & Goodwin, LLC (Prior to and after the 432 Route 34, Unit 1A Commencement Date): Matawan, New Jersey 07747 Attention: Charles Goodwin

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 3 TENANT’S ADDRESS (for Notice) 65 Grove Street, (Prior to the Watertown, Massachusetts 02472 Commencement Date): Attention: Bill Campbell, President and CEO (Mobile) 401-829-9051 TENANT’S ADDRESS (for Notice) 130 Turner Street (After the Building II Commencement Date): Waltham, Massachusetts 02453 Attention: Bill Campbell, President and CEO (Mobile) 401-829-9051 BUILDING ADDRESS: 130 Turner Street, Building II Waltham, Massachusetts 02453 COMMENCEMENT DATE: September 1, 2021, subject to Section 3.2 below. TERM: Eighty-Eight (88) Months EXPIRATION DATE: December 31, 2028, subject to Section 3.2 below PREMISES: Tenant shall occupy approximately 21,482 rentable square feet, which shall be comprised of approximately 21,180 rentable square feet located on the second (2nd) floor of the Building and approximately 302 rentable square feet designated as the pH Room, as shown on the floor plan attached hereto as Exhibit B and further described in Section 2.1 herein. FLOOR AREA OF THE PREMISES: Approximately 21,482 rentable square feet. TOTAL FLOOR AREA OF THE BUILDING: Approximately 40,388 rentable square feet. TOTAL FLOOR AREA OF THE OFFICE PARK: Approximately 270,196 rentable square feet.

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 5 * During the entire Term of the Lease, including any free Base Rent period, as applicable, Tenant shall be responsible for payment of Additional Rent during this period of time, including, without limitation, charges for electricity as set forth in Section 2.7 herein. **Tenant shall be responsible for the payment of Base Rent to Landlord with respect to only a portion of the Premises equal to 15,000 rentable square feet for the period of time beginning as of Month 5 and ending on Month 16. Notwithstanding the foregoing, Tenant shall be responsible for payment of Additional Rent with respect to the entire Premises during this period of time, including, without limitation, charges for electricity as set forth in Section 2.7 herein. *** Tenant shall be responsible for the payment of Base Rent to Landlord with respect to only a portion of the Premises equal to 18,000 rentable square feet for the period of time beginning as of Month 17 and ending on Month 28. Notwithstanding the foregoing, Tenant shall be responsible for payment of Additional Rent with respect to the entire Premises during this period of time, including, without limitation, charges for electricity as set forth in Section 2.7 herein. ADDITIONAL RENT: Any monies (including electricity charges and Tenant’s Proportionate Share of (i) Operating Costs and (ii) Real Estate Taxes with respect to the Building and the Office Park, as applicable) which Landlord is authorized to collect from Tenant under this Lease which are not included in Base Rent. Triple Net (NNN) Lease (See Section 2.5). SECURITY DEPOSIT: GUARANTOR: Olink Proteomics AB – See Exhibit H OPTION TO EXTEND: In accordance with and subject to the provisions of paragraph 8.15 of this Lease, Tenant shall have the one (1) time right to extend this Lease for an additional five (5) year period by providing no more than eighteen (18) months, and not less than twelve (12) months prior written notice to Landlord before the Expiration Date. The annual Base Rent for the renewal period shall be the greater of (i) the Base Rent during the final year of the Lease and (ii) Fair Market Rent. RIGHT OF FIRST OFFER: In accordance with and subject to the provisions of paragraph 8.17 of this Lease, Tenant shall have the one-time right of first offer to expand the Premises by leasing space contiguous (below or on the same floor) to the Premises.

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 6 PARKING: For no additional charge, Tenant shall have the right to use three and three-tenths (3.3) parking spaces on site for every 1,000 rentable square feet of the Premises (seventy- one (71) spaces based on approximately 21,482 rentable square feet), of which (i) four (4) shall be reserved, covered parking spaces adjacent to the Premises, which can be relocated at any time by Landlord, at Landlord’s sole discretion, to the structured parking garage, and Tenant shall be responsible, at Tenant’s sole cost and expenses, for any and all signage identifying such spaces, and (ii) the remaining sixty- seven (67) spaces shall be non-reserved on a first come, first served basis. BUSINESS DAYS: “Business Day” shall mean any day other than Saturday, Sunday, any Federal holiday, or any holiday observed by the Commonwealth of Massachusetts or any other Building holiday so designated by Landlord. If any period expires or action is to be taken on a day which is not a Business Day, the time frame for the same shall be extended until the next Business Day. PERMITTED USE: General office use, and research and laboratory use, and other accessory uses reasonably related to and incidental to such specified uses. Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion. GENERAL LIABILITY INSURANCE: BODILY INJURY & $5,000,000 per occurrence PROPERTY DAMAGE: $5,000,000 Aggregate 1.2. Exhibits. These are incorporated as a part of this Lease: EXHIBIT A---Site Plan EXHIBIT B---Floor Plan EXHIBIT C---Demo Plan EXHIBIT C-1---Landlord / Tenant Matrix EXHIBIT C-2---Critical Path Work EXHIBIT C-3---Construction Schedule

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 7 EXHIBIT D---Landlord’s Services EXHIBIT E---Rider EXHIBIT F---Rules and Regulations EXHIBIT G---Payment of Operating Costs and Real Estate Taxes EXHIBIT H---Lease Guaranty EXHIBIT I---Environmental Questionnaire EXHIBIT J---Storage Room EXHIBIT K---pH Neutralization System EXHIBIT L---Approved Chemicals List EXHIBIT M---Generator Area ARTICLE II. PREMISES, TERM AND RENT 2.1. The Premises: Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, as shown on the Tenant’s Floor Plan attached as Exhibit B hereto, excluding, as applicable, all perimeter walls except the interior faces thereof, the common stairways and stairwells, elevators and elevator wells, fan rooms, electric and telephone closets, janitor closets, the central atrium, the Building’ roofs and/or roof decks, and pipe, ducts, conduits, wires and appurtenant fixtures serving exclusively or in common other parts of the Building, and if the Premises includes less than the entire rentable area of any floor, excluding the common corridors, elevator lobby and toilets located outside of the Premises on such floor. The term “Building” means the Building erected on the Lot, known as Building II, and the term “Lot” means all, and also any part of, the lands owned by the Landlord on which the Building is located plus any additions thereto resulting from the change of any abutting street line. The “Office Park” means the land and improvements, including, without limitation, all buildings or properties located on the Lot, and any and all common areas included in connection therewith. “Property” means the Building and Lot. 2.2. Rights to Use Common Facilities: Subject to the Building’s and the Office Park’s rules and regulations set forth on Exhibit F hereto, and all other applicable provisions herein, Tenant shall have, as appurtenant to the Premises, rights to use in common, subject to reasonable rules of general applicability, of which Tenant is given prior written notice the following (as applicable): (a) the common lobbies, corridors, stairways and elevators of the Building, and the pipes, ducts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others, (b) common walkways and loading docks necessary, if applicable, for access and egress to and from the Building, (c) if the Premises include less than the entire rentable floor area of any floor, the common toilets, corridors and elevator lobby of such floor, (d) the parking lot, to the extent and in the location designated by Landlord herein, (e) the Building cafeteria or food service located in the Office Park, which shall be maintained by Landlord subject to and in accordance with all Laws, rules, regulations and ordinances, and (f) subject to Section 2.2.1 below, Fitness Center (as hereinafter defined) located in the Office Park, which shall be maintained by Landlord subject to and in accordance with all Laws, rules, regulations and ordinances. 2.2.1. Fitness Center. Landlord shall provide Tenant use of a fitness center in the Office Park (the "Fitness Center"), which offering Landlord may modify only if required by Law, free of charge. Tenant hereby covenants that Tenant’s employees shall not enter or use the Fitness Center

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 8 without first delivering to Landlord a fully executed copy of the release form set forth on the Rider attached hereto as Exhibit E (the “Fitness Center Release”). Tenant shall defend, indemnify and save harmless, Landlord and its agents and employees against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys’ fees, which may be imposed upon or incurred by or asserted against Landlord and/or its agents by reason of unauthorized entry or use of the Fitness Center by Tenant's employees. 2.3. Landlord’s Reservations: Landlord reserves the right from time to time, without unreasonable interference with Tenant’s use: (a) upon no less than twenty-four (24) hours’ advance notice to the Tenant (except in the event of an emergency, in which case Landlord shall not be required to provide prior notice to Tenant), to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building, to the extent reasonably required, provided however, that if the work to be performed by Landlord will create an unreasonably loud or uncomfortable work environment in any of the useable portions of the Premises, Landlord shall provide Tenant with forty-eight (48) hours’ advance notice (except in the event of an emergency, in which case Landlord shall not be required to provide prior notice to Tenant), and (b) upon no less than fourteen (14) days’ advance notice to the Tenant (except in the event of an emergency, in which case Landlord shall not be required to provide prior notice to Tenant), to alter or relocate any other common facility (including parking areas) located within the Building or the Office Park, provided that in no event shall any modifications to or relocations of such common facility or parking areas materially reduce or otherwise materially impact Tenant’s rights to access and utilize same as set forth in this Lease. Notwithstanding the foregoing, Landlord reserves the right to enter the Premises at any time in case of emergency. Landlord agrees that if Landlord expands the Building, Landlord will use commercially reasonable efforts to perform such expansion work outside of Tenant’s normal business hours (9am to 5pm), and Landlord shall use commercially reasonable efforts to minimize unreasonable disturbance to Tenant’s business operations in connection with Tenant’s Permitted Use. In the event that Landlord expands the Building and/or Office Park, Tenant’s Proportionate Share of Operating Costs and Real Estate Taxes with respect to the Building and the Office Park, as applicable, shall be adjusted accordingly. 2.4. Term. Subject to Section 3.2 below, and subject to delays due to Force Majeure and Tenant Delays (as hereinafter defined), Tenant shall have and hold the Premises for a period of eighty- eight (88) months commencing on September 1, 2021 (the “Commencement Date”), and ending on December 31, 2028 unless (y) sooner terminated as provided in Section 6.1 or Article VII herein or (z) extended in accordance with Section 8.15 herein (the “Expiration Date”). For the avoidance of doubt, if the Commencement Date occurs on a date other than the first day of a calendar month, Tenant shall not be liable for the payment of Base Rent during the period of time beginning on the Commencement Date and ending on the date that is four (4) months following the Commencement Date (the “Free Rent Period"). Thereafter, Base Rent for such partial calendar month shall be pro- rated through the final day of such calendar month and for subsequent months Base Rent shall commence on the first day of each calendar month, all in accordance with the Base Rent table set forth in Section 1.1 of this Lease. Subject to Section 3.2 herein, and subject to delays due to Force Majeure and Tenant Delays, notwithstanding anything contained herein to the contrary, if the Commencement Date occurs on a date that is later than September 1, 2021, Landlord shall not be liable to compensate Tenant for any direct, indirect, special, punitive or consequential damages resulting therefrom, whether in the form of abated rent or otherwise.

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 9 2.4.1. Tenant Delays. For the purposes of this Lease, “Tenant Delays” shall mean any delay in the completion of any work which occurs as a result of (a) delay by Tenant or any person employed by Tenant in delivery to Landlord of any plans, design work, detailed drawings or a request for approval, (b) Tenant’s request for special work not part of the work described in the Landlord’s Work or the Critical Path Work (as both terms are hereinafter defined), or for changes to the Landlord’s Work or Critical Path Work after approval by Tenant (notwithstanding Landlord’s approval of such changes), (c) delays in performance by Tenant or any person employed or engaged by Tenant, which cause delays in the completion of any work to be done by Landlord or which otherwise delay the completion of the Premises, the Landlord’s Work or the Critical Path Work, (d) any fault, negligence, omission, or failure to act on the part of Tenant or its agents, contractors, workmen, mechanics, suppliers or invitees, (e) any delay in the performance of the Landlord’s Work or the Critical Path Work caused by Tenant’s interference therewith in performing the Landlord’s Work or the Critical Path Work, or (f) any delay in the performance of Landlord’s Work or the Critical Path Work resulting from Tenant’s request that Landlord delay the performance of such work. Landlord shall notify Tenant within a reasonable time of any action or circumstance that constitutes Tenant Delays. Tenant shall have three (3) Business Days from receipt of such notice to cure, cease or mitigate the effects of such Tenant Delays. 2.4.2. In the event of Tenant Delays, then the date of completion of the Landlord’s Work and/or Critical Path Work will be deemed to be that date determined by Landlord, in the reasonable exercise of its judgment, on which the completion of the Landlord’s Work or the Critical Path Work would have occurred but for the Tenant Delays herein referred to. 2.4.3. Force Majeure. For purposes of this Lease, “Force Majeure” shall mean any prevention, delay or stoppage due to lockouts, labor disputes, strikes, acts of God, shortages of labor, or materials or reasonable substitutes therefore, war, terrorist acts, terrorism, inability to obtain services, governmental actions, civil disturbances, fire, flood, earthquake or other casualty, and other causes beyond the reasonable control of the performing party. Notwithstanding anything to contrary contained in this Lease, any Force Majeure shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure; provided, however, that, subject to Section 3.2 herein, (i) in no event shall financial inability be deemed to be or be a cause of a Force Majeure, and (ii) in no event shall any Force Majeure in any way affect, reduce or abate the obligation of Tenant timely to pay all Rent and other charges payable by Tenant pursuant to the terms of this Lease. 2.5. Rent: It is understood and agreed that the general intent and purpose of this Lease is that this Lease shall be a triple net lease with respect to the Landlord. The Tenant shall pay its Proportionate Share of the actual real estate taxes, assessments, insurance, utilities and all normal maintenance and operating costs for the Building and the Office Park, as applicable, in accordance with the terms herein. Commencing on the Commencement Date, Tenant shall pay Landlord, without any setoff or deduction, unless expressly set forth in this Lease, all Base Rent due for the Term in accordance with Section 1.1 herein. In addition to the Base Rent, Tenant shall pay to Landlord, unless expressly set forth in this Lease, Additional Rent (defined below) due for the Term, including Tenant’s Proportionate Share of the Operating Costs and Real Estate Taxes with respect to the

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 10 Building and the Office Park, as applicable, listed in Exhibit G attached hereto (collectively referred to as “Rent”). “Additional Rent” means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease. Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes, inheritance taxes, franchise taxes, capital levy, transfer taxes), if any, imposed upon or measured by Rent. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand. Notwithstanding anything to the contrary contained herein, unless otherwise expressly authorized by written notice from Landlord to Tenant, any and all payments for Base Rent, Additional Rent, and other charges, sums, fees, costs and/or expenses to be paid by Tenant shall be paid to Landlord through the electronic payment or electronic funds transfer system reasonably selected by Landlord (the “Electronic Payment System"). Landlord may, at any time and from time to time, reasonably change any such Electronic Payment System upon sixty (60) days prior written notice to Tenant. For the purposes of clarity and notwithstanding any such Landlord notice requirement in connection with the previous sentence, Tenant hereby agrees to timely pay to Landlord all Base Rent, Additional Rent, and other charges, sums, fees, costs and/or expenses in accordance with the terms and conditions of the Lease. 2.5.1. Tenant waives all rights (i) to any abatement, suspension, deferment or reduction of or from Rent, and (ii) to quit, terminate or surrender this Lease or the Premises or any part thereof, except, in either case, as expressly provided herein. Tenant hereby acknowledges and agrees that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that Rent shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. Landlord and Tenant each acknowledges and agrees that the independent nature of the obligations of Tenant hereunder represents fair, reasonable and accepted commercial practice with respect to the type of property subject to this Lease, and that this agreement is the product of free and informed negotiation during which both Landlord and Tenant were represented by counsel skilled in negotiating and drafting commercial leases in Massachusetts, and that the acknowledgements and agreements contained herein are made with full knowledge of the holding in Wesson v. Leone Enterprises, Inc., 437 Mass. 708 (2002). Such acknowledgements, agreements and waivers by Tenant are a material inducement to Landlord entering into this Lease. 2.6. Operating Costs and Real Estate Taxes. In addition to Base Rent, Tenant shall pay Tenant’s Proportionate Share of Real Estate Taxes and Operating Costs with respect to the Building and the Office Park, as applicable, in accordance with Exhibit G of this Lease. All of such charges, costs and expenses shall constitute Rent, and upon the failure of Tenant to pay any such costs, charges or expenses, Landlord shall have the same rights and remedies as otherwise provided in this Lease for the failure of Tenant to pay Rent. 2.7. Utilities: All utilities servicing the Premises shall be connected to the Premises by Tenant through separately metered or check metered accounts, and such connections and separate metering or check metering shall be at Tenant’s sole cost and expense. Such utilities shall be distributed to the Premises by the utility company selected by Landlord to provide such service for the Premises, and Tenant shall promptly pay all bills and charges for such services furnished to the Premises and for all of Tenant’s usage and consumption of all such utilities or services in the Premises directly to the rendering utility company or to Landlord, as required, when due, which shall include, but not be limited to, heat, gas, electricity, air conditioning, telephone, garbage

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 11 disposal, and any and all other services or utilities supplied to or consumed in the Premises throughout the Term of the Lease. For the purposes of clarity, if Tenant is to pay such bills and charges for such services furnished to the Premises to Landlord, then Tenant shall pay the actual cost of such services, without markup. It is understood and agreed that, except as explicitly provided in Section 4.2 below, Landlord shall not be liable for any interruption or failure in the supply of electricity or any other utilities to the Premises. Without the consent of Landlord, Tenant’s use of any such utility service shall not exceed the Building standard usage, per square foot, as reasonably determined by Landlord. In the event that additional services are required for Tenant’s activities, then Tenant shall be solely responsible for metering and installation of such services, subject to the prior written approval of Landlord, which may not be unreasonably withheld, conditioned or delayed. 2.8. Accounting Periods: Landlord shall have the right from time to time to change the periods of accounting under Section 2.6 to any annual period other than a calendar or fiscal year, and upon any such change all items referred to in this Section 2.8 shall be appropriately apportioned (in no event shall this increase Tenant’s financial liability or decrease Tenant’s rights hereunder). In all Landlord’s Statements rendered under this Section 2.8, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, any items which are not determinable at the time of a Landlord’s Statement shall be included therein on the basis of Landlord’s estimate, and with respect thereto Landlord shall render promptly after determination of a supplemental Landlord’s Statement, and appropriate adjustment shall be made according thereto. 2.9. Interest on Late Payments: Except as otherwise provided herein, all payments of Annual Base Rent and Additional Rent shall be made payable to Landlord, at Landlord’s Address, or to such other person as Landlord may from time to time designate. If any installment of Base Rent or Additional Rent or on account of leasehold improvements is paid more than 5 days after the due date thereof, the same at Landlord’s election, it shall bear interest at a rate equal to the United States prime commercial rate from time to time established by Bank of America, N.A., or if such prime rate is unavailable, a major national bank, plus three percent (3%) per annum from such due date, not to exceed a total of twelve percent (12%) per annum, which interest shall be immediately due and payable as further Additional Rent. An administrative fee of $200 shall also be paid by Tenant to Landlord for each monthly payment of Base Rent paid more than five (5) days after the same is due and payable. ARTICLE III. CONDITION OF PREMISES 3.1. Condition of Premises. EXCEPT FOR THE LANDLORD’S WORK, THE PREMISES SHALL BE DELIVERED TO, AND ACCEPTED BY, TENANT IN ITS EXISTING “AS-IS” CONDITION AND LANDLORD SHALL HAVE NO OBLIGATION TO MAKE ANY IMPROVEMENTS THERETO. LANDLORD HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED PURPOSE OR USE, WHICH DISCLAIMER IS HEREBY ACKNOWLEDGED BY TENANT. THE TAKING OF POSSESSION BY TENANT SHALL BE CONCLUSIVE EVIDENCE THAT TENANT (A) ACCEPTS THE PREMISES, THE BUILDING AND LEASEHOLD IMPROVEMENTS AND THE PROPERTY AS

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 12 SUITABLE FOR THE PURPOSES FOR WHICH THE PREMISES WERE LEASED, (B) ACCEPTS THE PREMISES, BUILDING AND PROPERTY AS BEING IN GOOD AND SATISFACTORY CONDITION, (C) WAIVES ANY DEFECTS IN THE PREMISES AND ITS APPURTENANCES EXISTING NOW OR IN THE FUTURE, EXCEPT THAT TENANT'S TAKING OF POSSESSION SHALL NOT BE DEEMED TO WAIVE LANDLORD'S COMPLETION OF MINOR FINISH WORK ITEMS THAT DO NOT INTERFERE WITH TENANT'S OCCUPANCY OF THE PREMISES, AND (D) WAIVES ALL CLAIMS BASED ON ANY IMPLIED WARRANTY OF SUITABILITY OR HABITABILITY. 3.2. Landlord’s Work; Critical Path Work. Subject to delays due to Force Majeure, any Tenant Delays, and unforeseen market conditions, Landlord shall perform, at Landlord’s sole cost and expense, all of the work in accordance with the demo plan attached hereto as Exhibit C and incorporated herein by this reference, and as otherwise identified as an obligation of Landlord as shown on the matrix attached hereto as Exhibit C-1 (collectively, the “Landlord’s Work”). Subject to delays due to Force Majeure, any Tenant Delays, and unforeseen market conditions, Landlord shall use commercially reasonable efforts to deliver the Premises to Tenant with the Landlord’s Work completed no later than May 1, 2021. Subject to delays due to Force Majeure, any Tenant Delays, and unforeseen market conditions, if Landlord fails to deliver the Premises to Tenant with the Landlord’s Work completed on or before May 1, 2021 and such delay in delivery actually results in a delay in Tenant’s performance of the Tenant’s Work (as hereinafter defined), which delay shall be reasonably determined by Tenant and Tenant shall provide reasonable documentation and/or evidence supporting such determination, then the Commencement Date shall be delayed one (1) day for each day between May 1, 2021 and the date on which the Landlord’s Work is completed. In addition, subject to delays due to Force Majeure, any Tenant Delays, and unforeseen market conditions, if Landlord fails to complete the Landlord’s Work on or before May 1, 2021, Landlord shall credit to Tenant, on a day-for-day basis, Base Rent hereunder payable for each day that the completion of the Landlord’s Work is delayed beyond May 1, 2021. Subject to delays due to Force Majeure, any Tenant Delays, and unforeseen market conditions, in addition to the Landlord’s Work, Landlord shall perform all of the work attached hereto as Exhibit C-2 and incorporated herein by this reference in accordance with the construction schedule attached hereto as Exhibit C-3 and incorporated herein by this reference (the “Construction Schedule”) (collectively, the “Critical Path Work”). Subject to delays due to Force Majeure, any Tenant Delays, and unforeseen market conditions, Landlord shall use commercially reasonable efforts to complete the Critical Path Work by the timeframe set forth in the Construction Schedule. Subject to delays due to Force Majeure, any Tenant Delays, and unforeseen market conditions, in the event that Landlord fails to complete any of the Critical Path Work by the timeframe set forth in the Construction Schedule, then the Commencement Date shall be delayed one (1) day for each day of delay between such date as set forth on the Construction Schedule and the date on which such work is completed, and Landlord shall credit to Tenant, on a day-for-day basis, Base Rent hereunder payable for each day that the completion of such item set forth on the Critical Path Work is delayed beyond such date as set forth in the Construction Schedule; provided, however, that Landlord shall credit to Tenant, on a two (2) day per each day basis, Base Rent hereunder payable for each day that the completion of such item set forth on the Critical Path Work is delayed beyond the date that is thirty-one (31) days after the date as set forth in the Construction Schedule. Subject to delays due to Force Majeure, any Tenant Delays, and unforeseen market conditions, if Landlord or its contractor fails to complete any Critical Path Work item by the timeframe set forth in the Construction Schedule and such failure continues for more than four (4) months after the required date for completion, Tenant may terminate this Lease by providing

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 13 written notice to Landlord within five (5) days after such four (4) month timeframe. Subject to delays due to Force Majeure, any Tenant Delays, and unforeseen market conditions, if Landlord fails to complete the new common freight elevator and new common loading dock within three (3) months after the date set forth in the Construction Schedule, then Landlord shall credit to Tenant, on a one-half (1/2) of a day basis, Base Rent hereunder payable for each day that the completion of such new common freight elevator and new common loading dock work is delayed beyond such date as set forth in the Construction Schedule; provided, however, that, subject to delays due to Force Majeure, any Tenant Delays, and unforeseen market conditions, if such delay continues for six (6) months beyond the date as set forth in the Construction Schedule, then Tenant may terminate this Lease by providing written notice to landlord within five (5) days after such six (6) month timeframe. Any increase in costs and expenses caused by changes to the description of Landlord’s Work as a result of any request by Tenant, subject to Landlord’s approval in Landlord’s sole discretion, shall be borne solely by Tenant, provided Landlord has advised Tenant of the increased cost and Tenant has approved such costs in writing in connection with Tenant’s request for such change order. Any such cost increase shall be due and payable by Tenant, as Additional Rent, within ten (10) days of Tenant’s receipt of Landlord’s invoice therefor. Tenant acknowledges and agrees that, with the exception of Landlord’s Work to the Premises, Tenant is accepting the Building and the Premises in their “as is” condition and Landlord shall not be obligated to construct any improvements on behalf of Tenant. It is specifically understood and agreed that, except as expressly provided herein, with the exception of Landlord’s Work, Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, the Buildings, or any part thereof, or to provide any allowance (except for the TI Allowance (as hereinafter defined)) for such purposes, and that no representations respecting the condition of the Premises or the Buildings have been made by Landlord to Tenant, except as expressly set forth herein. Tenant acknowledges that neither Landlord nor any representative of Landlord has made any representation as to the condition or the suitability of the Property or Premises for Tenant’s intended use. Tenant represents and warrants that Tenant has made its own inspection of the Premises. All telephone and data wiring shall not be part of Landlord’s Work and shall be paid for and installed by Tenant. Notwithstanding the foregoing, Landlord represents and warrants that, as of the Commencement Date, (i) the roof of the Building shall be in good working order, (ii) the Building, the Premises and common areas of the Building shall comply with all laws and buildings codes, including the Americans with Disabilities Act, and (iii) the mechanical, electrical and HVAC systems serving the Premises shall be in good working order. 3.2.1. Tenant’s Work. Subject to the terms of this Section 3.2.1, other applicable provisions of this Lease and Landlord’s consent, which consent shall not be unreasonably withheld, delayed or conditioned, Tenant may engage its own architects, engineers, consultants, general contractor and subcontractors to perform certain commercially reasonable improvements (“Tenant Improvements”) to the Premises in accordance with plans and specifications first approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed (the “Tenant’s Work”). Landlord agrees to use commercially reasonable efforts to respond to any request for approval of such plans and specifications, or any other request requiring Landlord’s consent with respect to Tenant’s Work, within ten (10) days after receipt thereof. Tenant’s Work shall be performed in a good and workmanlike manner and in compliance with all applicable laws, and Tenant and Tenant’s architects, engineers, consultants, general contractor and subcontractors shall perform such Tenant’s Work in compliance with all reasonable rules and regulations adopted by Landlord from time to time. Tenant shall obtain a certificate of occupancy issued by the applicable governing authority, and shall deliver such certificate of occupancy to Landlord once

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 14 received. As part of Tenant’s Work, Tenant’s contractor shall install appropriate ventilation so that Tenant’s use of the Premises shall not result in noise and/or odors being transmitted outside the Premises, and Tenant shall use commercially reasonable efforts to minimize noise. Prior to commencing Tenant’s Work, Tenant shall deliver to Landlord any such plans and obtain Landlord’s approval of the same, such approval not to be unreasonably withheld, conditioned or delayed. Before commencing Tenant’s Work, Tenant shall (a) obtain (and deliver to Landlord copies of) all required permits and authorizations of any state, federal or municipal governing body for such work, and (b) deliver to Landlord certificates (in form reasonably acceptable to Landlord) evidencing the following insurance coverages from each contractor and subcontractor: (i) worker’s compensation insurance covering all persons to be employed in the performance of Tenant’s Work, (ii) commercial general liability insurance on a primary and non-contributory basis with a limit of liability approved by Landlord, and with contractual liability coverage, naming Landlord, Landlord’s managing agent, Landlord’s property manager and any designated mortgagee of the Building as additional insureds, and (iii) builders risk insurance for the full value of Tenant’s Work performed by such contractor and subcontractor. Landlord and Tenant acknowledge that Landlord shall be performing the Landlord’s Work during the same time period that Tenant will be performing the Tenant’s Work. Landlord and Tenant agree to cooperate and to cause their contractor’s, consultants and architects to cooperate and coordinate work to minimize delays for both parties. (a) Any reasonable out-of-pocket expenses incurred by Landlord in connection with Landlord’s review of any such Tenant Improvement plans shall be included in the TI Allowance (not to exceed $2,500.00). Landlord’s consent to Tenant’s Work and Landlord’s approval of any such Tenant’s Improvement plans shall be without liability to or recourse against Landlord, shall not release Tenant from its obligations to comply strictly with the provisions of this Lease, and shall not constitute any representation or warranty by Landlord regarding the adequacy for any purpose of Tenant’s Work or any such Tenant Improvement plans or their compliance with applicable law, and shall not relieve Tenant from obtaining Landlord’s express written approval to revisions thereto. Promptly after completion of Tenant’s Work, Tenant shall, at Tenant’s expense, obtain and deliver to Landlord copies of all sign-offs, letters of completion, approvals and certificates of any government authority required upon the completion of Tenant’s Work (including any required amendments to the certificate of occupancy for the Premises and/or Building) and “as-built” plans (but only for the Tenant’s Work and not for pre-existing conditions) and specifications for Tenant’s Work prepared as reasonably required by Landlord. (b) If, in connection with Tenant’s Work or any other act or omission of Tenant or Tenant’s employees, agents or contractors, a mechanic’s lien, financing statement or other lien or violation of any applicable law, is filed against Landlord or all or any part of the Building or Property, Tenant shall, at Tenant’s expense, have such lien removed by bonding or otherwise within thirty (30) days after Tenant receives notice of the filing. (c) All construction managers, contractors and subcontractors performing work for which a license is required by applicable laws, shall be licensed by the appropriate government authorities and approved by Landlord, which approval shall not be unreasonably withheld or delayed. Landlord’s approval of such construction managers, contractors and subcontractors shall be without liability to or recourse against Landlord, shall not release Tenant from its obligations to comply strictly with the provisions of this Lease, shall not constitute any warranty by Landlord regarding the adequacy, professionalism, competence or experience of the approved construction

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 15 manager, contractor, or subcontractor, and shall not relieve Tenant from obtaining Landlord’s express prior written approval if Tenant seeks to employ any other or additional construction manager, contractor or subcontractor. Promptly following completion of the Tenant’s Work, Tenant shall furnish to Landlord lien waivers and releases, in form reasonably satisfactory to Landlord, from all construction managers, contractors, subcontractors, and materialmen furnishing work, services or materials in connection with Tenant’s Work. (d) At Tenant’s request, Landlord shall join in any applications for any authorizations required from any government authority in connection with Tenant’s Work to which Landlord has consented, and otherwise cooperate with Tenant in connection with Tenant’s Work, but Landlord shall not be obligated to incur any expense or obligation in connection with any such applications or cooperation. (e) Tenant shall not place a load on any floor of the Premises exceeding the floor load per square foot which the floor was designed to carry and which is allowed by any applicable laws, subject to the terms and conditions contained in Section 5.3. (f) Tenant shall be liable for any damage caused to any part of the Building, including its fixtures and equipment, arising from, or as a result of, Tenant’s Work and/or its installation and/or removal of its signs. If Tenant performs with Landlord’s approval any work on the roof of the Building (for example, in connection with repair, maintenance, or installation of any air conditioning system), Tenant shall use only a contractor approved by Landlord for such work and shall not do or cause anything to be done which would invalidate Landlord’s then effective roof guaranty for the Building. Tenant shall also be responsible for promptly repairing (including any necessary replacement) any damage to the roof or Building caused by such work; provided that Landlord may, at its option, effect any such repair or replacement, in which event Tenant shall reimburse Landlord for all costs incurred by Landlord in connection therewith within fifteen (15) days after Tenant is billed therefor. (g) On or before the Expiration Date or sooner termination of this Lease, if applicable, Tenant shall, at Tenant’s sole cost and expense, remove from the Building all Tenant Improvements which Landlord designates for removal in a notice given by Landlord to Tenant on or before the date which is fourteen (14) days after Landlord’s receipt from Tenant of a finalized plan and finalized equipment list; provided, however, that Landlord and Tenant hereby acknowledge and agree that any such items marked for removal by Landlord in accordance with this Section shall be limited to only specialty equipment. Tenant shall repair any damage to the Premises, and/or the Property, caused by the installation or removal of signs or Tenant Improvements. Except as expressly provided in this Section, Tenant Improvements shall not be removed. (f) Any increase in costs and expenses caused by changes to the description of Tenant’s Work as a result of any request by Tenant, subject to Landlord’s approval in Landlord’s sole discretion, shall be borne solely by Tenant. 3.2.2. Tenant Improvement Allowance. Landlord shall pay up to a maximum contribution of One Million Five Hundred Three Thousand Seven Hundred Forty and 00/100 Dollars ($1,503,740.00) (the “TI Allowance”) towards Tenant’s Work. Notwithstanding anything contained herein to the contrary, Tenant shall be solely responsible for any costs in excess of the

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 16 TI Allowance and shall pay for any out-of-pocket costs in excess of the TI Allowance expended by Landlord for Tenant’s Work. Tenant shall also be required to pay a project management fee to Jumbo Capital Management, LLC in the amount of Sixty Thousand and 00/100 Dollars ($60,000.00), which project management fee shall be timely paid by Tenant to Jumbo Capital Management, LLC in two (2) equal installments in accordance with the following schedule: (i) Thirty Thousand and 00/100 Dollars ($30,000.00) shall be paid by Tenant to Jumbo Capital Management, LLC upon use of one-half (1/2) of the TI Allowance (i.e., $751,870.00), and (ii) Thirty Thousand and 00/100 Dollars ($30,000.00) shall be paid by Tenant to Jumbo Capital Management, LLC upon usage of the entirety of the TI Allowance. Any portion of the TI Allowance that exceeds the cost of the Tenant’s Work or is otherwise remaining after the date that is twelve (12) months after the Commencement Date shall accrue to the sole benefit of Landlord, it being agreed that Tenant shall not be entitled to any credit, offset, abatement or payment with respect thereto. 3.2.3. Payment of TI Allowance. Provided that Tenant has delivered to Landlord documentation detailing the applicable costs, including, without limitation, invoices, bills, statements for the work completed or services rendered, and the materials and supplies used, and such other documentation as reasonably requested by Landlord, then Landlord shall make payment directly to Tenant or to the applicable contractor, as requested by Tenant pursuant to written notice thereof, within thirty (30) days after Landlord’s receipt of such written request by Tenant for any portion of the Tenant’s Work cost actually paid or to be paid by Tenant on a pro rata basis, calculated according to the TI Allowance versus the total cost and full scope budget for performance of the Tenant’s Work, which total cost and full scope budget shall be provided by Tenant to Landlord within ten (10) days after execution of this Lease. For the purposes of clarity and by way of an example, if the total cost and full scope budget provided by Tenant shows a total cost of the Tenant’s Work equal to $4,511,220.00 (i.e., $210.00 per the rentable square feet of the Premises of 21,180), then Landlord shall only be responsible for the payment of one-third (1/3) of the cost of any such invoice or request for payment made by Tenant ($1,503,740.00 / $4,511,220.00 = .33 * 100 = 33%). Any such contractor shall issue two (2) invoices, one with respect to Tenant’s share of such invoice, and one with respect to Landlord’s share of such invoice. 3.3. Access. Subject to Section 5.10 herein, and other applicable provisions herein, Tenant shall have access to the Building and Premises twenty-four hours per day, seven days per week. 3.3.1. Early Access: As of the day immediately following Landlord’s completion of the Landlord’s Work, and with twenty-four (24) hours prior notice to Landlord, Tenant may, without charge for rent, enter the Premises under Landlord’s supervision during normal business hours for the purpose of installing tele-data, security and furniture systems, and in the case of installing tele- data, Tenant’s contractors shall have access to the floor below the Premises to the extent necessary for coring and related installation work; provided, however, Tenant shall use commercially reasonable efforts to mitigate sound and shall not disrupt other tenants of the Building. Such entry shall not interfere with or delay the Landlord’s Work and Landlord reserves the right to restrict such access to avoid such interference, which interference may be deemed a Tenant Delay. Prior to any such entry in connection with such early access right, Tenant shall deliver to Landlord certificates of insurance in the amounts set forth herein, subject further to all such insurance provisions as contained herein. Tenant shall defend, indemnify and save harmless, Landlord and its agents and employees against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys’ fees, which may be imposed upon or

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 17 incurred by or asserted against Landlord and/or its agents by reason of Tenant’s early access to the Premises described in this Section 3.3.1. 3.4. Alterations and Additions: This Section 3.4 shall apply before and during the Term. Except with respect to Tenant’s Work, Tenant shall not make any alterations or additions to (a) the Premises which are structural in nature or (b) any Building systems, whether structural or non- structural, except in accordance with plans and specifications first approved by Landlord in writing, which approval may not be unreasonably withheld, conditioned or delayed. Notwithstanding anything contained in this Section 3.4 to the contrary, Tenant shall have the right to make Permitted Alterations (hereinafter defined) in the Premises, without Landlord's consent but upon reasonable advanced written notice and in accordance with plans and specifications delivered by Tenant to Landlord. A “Permitted Alteration” shall mean any alteration in or to the Premises that will not (1) affect or require modification (a) of the Building structure or (b) to any Building system; (2) violate applicable law; and/or (3) require a permit or other government approval to undertake. All alterations and additions shall be part of the Building unless and until Landlord shall specify the same for removal pursuant to Section 5.2. All of Tenant’s alterations and additions and installation of furnishings shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or Lot or interfere with the Building or the Office Park operation and, except for installation of furnishings, shall be performed by contractors or workmen first approved by Landlord, such approval not to be unreasonably conditioned, withheld or delayed. Tenant, before its work is started shall: secure all licenses and permits necessary, deliver to Landlord a statement of the names of all its contractors and subcontractors and security satisfactory to Landlord protecting Landlord against liens arising out of the furnishing of labor and material; and cause each contractor to carry workmen’s compensation insurance in statutory amounts covering all the contractor’s and subcontractor’s employees and comprehensive public liability insurance with such limits no less than as stated in Section 1.1 hereof (all such insurance to be written in companies in good standing and insuring Landlord and Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit mechanics’ or other liens to be placed upon the Property, Premises or Tenant’s leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its subtenants or transferees. Tenant shall give Landlord notice at least fifteen (15) days prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility. Tenant, within ten (10) Business Days of notice from Landlord, shall fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law and, if Tenant fails to do so, Tenant shall be deemed in Default under this Lease and, in addition to any other remedies available to Landlord as a result of such Default by Tenant, Landlord, at its option, may bond, insure over or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord, including, without limitation, reasonable attorneys’ fees. Landlord shall have the right to require Tenant to post a performance or payment bond in connection with any work or service done or purportedly done by or for the benefit of Tenant. Tenant acknowledges and agrees that all such work or service is being performed for the sole benefit of Tenant and not for the benefit of Landlord. Tenant shall pay, as Additional Rent, 100% of any increase in Real Estate Taxes, on the Building, which shall, at any time after commencement of the Term, result from any alteration, addition or improvement to the Premises made by Tenant. Tenant shall reimburse Landlord for any reasonable sums paid by Landlord for

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 18 third party examination of Tenant’s plans and specifications (not to exceed $4,000.00). Upon completion, Tenant shall furnish “as-built” plans for the alterations and additions, completion affidavits and full and final waivers of lien. Landlord’s approval of an alteration or addition shall not be deemed a representation by Landlord that the alteration or addition complies with Law. 3.4.1. pH Neutralization System. Further notwithstanding the foregoing provisions of this Section 3.4, Tenant shall have the right to install, at Tenant’s sole cost and expense, a pH neutralization system in the location (the “pH System Location”) set forth in Exhibit K attached hereto and incorporated herein by this reference (the “pH Neutralization System”), in accordance with plans and specifications first approved by Landlord. Prior to such installation, Tenant shall deliver to Landlord the proposed plans and specifications for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Such installation shall be performed in a good and workman-like manner, in compliance with applicable Laws, and in compliance with the terms of this Lease. Tenant, at its sole cost and expense, shall be solely responsible for all repair, maintenance and replacement costs of the pH Neutralization System, and such pH Neutralization System shall remain the property of Landlord and shall not be removed at the expiration or earlier termination of this Lease. Landlord shall design and secure all required approvals from the City of Waltham for a code compliant sanitary connection point (whether the tie in is by way of gravity or via lift station) for the pH Neutralization System located in the pH Room, which is located in the pH System Location. Such connection point will be in close proximity to the pH Room for Tenant's tie in. Landlord shall construct the walls of the pH Room as part of the Landlord’s Work, which room is shown on Exhibits B and K. 3.5. General Provisions Applicable to Construction: All construction work required or permitted by this Lease shall be done in a good and workmanlike manner, with materials comparable to the Building standard materials, and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Building. Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. ARTICLE IV. LANDLORD’S COVENANTS; INTERRUPTIONS AND DELAYS 4.1. Landlord’s Covenants: Landlord covenants: 4.1.1. Roof, Exterior Wall, Floor Slab and Common Facility Repairs: Except as otherwise provided in Article VI, to maintain the structure of the Building including without limitation the roof, footings, foundations, floor slabs, exterior walls and windows, all other structural elements of the Building, all major Building systems, life safety systems, all common heating, plumbing, electrical, air conditioning, elevators, mechanical and other fixtures and equipment, and exterior, parking areas, common area lighting, and grounds of the Building, common bathrooms, common corridors, common stairwells, and utility lines outside the Premises, in good, first class operating condition, normal wear and tear and damage by fire and other casualty only excepted, unless such maintenance is required because of any damage to the same caused by Tenant, its employees, agents, contractors or invitees, or those for whose conduct Tenant is legally responsible, which damage shall be repaired promptly by Tenant at its sole expense except to the extent covered by Landlord’s property insurance, and to provide the services described in Exhibit D.

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 19 Notwithstanding the foregoing, and except as otherwise required due to the acts or omissions of Tenant and its employees, agents, contractors or invitees, Landlord shall be responsible to maintain the electric room located in the Premises, and any and all such costs and expenses in connection with such maintenance shall be included into Operating Costs. If Landlord, at Tenant’s request, provides any services which are not Landlord’s express obligation under this Lease, including, without limitation, any repairs which are Tenant’s responsibility, Tenant shall pay Landlord, or such other party designated by Landlord, the cost of providing such service, plus a reasonable administrative charge (not to exceed five percent (5%)). Tenant, at its sole cost and expense, shall be solely responsible for all repair, maintenance and replacement costs related to the HVAC units located within and exclusively serving Tenant’s Premises. 4.1.2. Quiet Enjoyment: that Tenant, on paying the rent and performing the Tenant’s obligations in this Lease, shall peacefully and quietly have, hold and enjoy the Premises, subject to all the terms and provisions hereof. 4.2. Interruptions and Delays in Services and Repairs, Etc.: Except as otherwise contained herein, Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building or the Office Park however the necessity may occur. Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to minimize disruption to Tenant’s business operations. Except as otherwise contained herein, in case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord’s part, by reason of any cause reasonably beyond Landlord’s control, Landlord shall not be liable to Tenant therefore, nor, except as expressly otherwise provided herein, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant’s favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises. Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs Landlord will give Tenant reasonably advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof. To the extent a stoppage is contemplated in advance to make replacements and repairs as are needed, Landlord shall provide Tenant with at least five (5) Business Days notice, where possible. Landlord also reserves the right to institute such policies, programs and measures as may be reasonably necessary or required to comply with applicable codes, rules, or regulations. Notwithstanding anything to the contrary contained in this Lease, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of five (5) consecutive Business Days as a result of a service failure that is within the control of Landlord to correct and such interruption was caused by Landlord’s negligence or willful misconduct, and Tenant is unable to use the Premises for Tenant’s Permitted Use as a result of such interruption, then Tenant, as its sole remedy, shall be entitled to receive a day-for-day abatement of Base Rent payable hereunder for the period commencing on the sixth (6th) consecutive Business Day of such untenantability and ending on the date on which such condition is remedied. If the entire Premises have not been

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 20 rendered untenantable by the service failure, the amount of abatement shall be equitably pro-rated. ARTICLE V. TENANT’S COVENANTS Tenant covenants during the Term and such further time as Tenant occupies any part of the Premises: 5.1. Payments: To pay when due all Base Rent and Additional Rent. 5.2. Repair and Yield Up: Except as otherwise provided in Article VI and Section 4.1.1, to keep the Premises and all Building systems located within and exclusively serving the Premises in good order, repair and condition, reasonable wear and tear only excepted, and all glass in windows (except glass in exterior walls unless the damage thereto is attributable to Tenant’s negligence or misuse and not otherwise covered by Landlord’s property insurance pursuant to Section 5.7 below) and doors of the Premises whole and in good condition with glass of the same quality as that injured or broken, damage by fire only excepted, and at the expiration or termination of this Lease peaceably yield up the Premises and all alterations and additions thereto in good order, repair and condition, reasonable wear and tear excepted, unless removal of any such alterations and additions (including partitions) is previously agreed in writing by Landlord and Tenant, in which case all such alterations and additions shall be removed by Tenant, at Tenant’s sole cost and expense, and Tenant shall repair any damage caused by such removal and restore the Premises to the condition existing prior to installation of such alteration or addition, and leave the Premises clean and neat. Tenant further covenants to periodically inspect the Premises to identify any conditions that are dangerous or in need of maintenance or repair. Tenant, at its sole cost and expense, shall perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and, keep the Premises in good condition and repair, reasonable wear and tear excepted. If Tenant fails to make any repairs to the Premises for more than fifteen (15) days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and, within thirty (30) days after demand, Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to ten percent (10%) of the cost of the repairs. 5.3. Use: To use and occupy the Premises for the Permitted Use only, and not to injure or deface the Premises, Building Office Park, or Lot, nor to permit in the Premises any auction sale, or inflammable fluids or chemicals, except as expressly authorized or permitted hereunder and as set forth on Exhibit L attached hereto and incorporated herein by this reference (provided, however, that Tenant may add additional chemicals to said Exhibit L at any time during the Term of the Lease upon Tenant’s prior written notice to Landlord, subject to Landlord’s reasonable approval of the same), or nuisance, or the emission from the Premises of any objectionable noise or odor, nor to use or devote the Premises or any part thereof for any purpose other than the Permitted Uses, nor any use thereof which is inconsistent with the maintenance of the Building as an office, lab and research Building with the other Permitted Use of the first class in the quality of its maintenance, use and occupancy, or which is improper, offensive, contrary to law or ordinance or liable to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building. Notwithstanding anything to the contrary contained herein, Landlord hereby acknowledges that Tenant will be having items

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 21 shipped and received at the Premises. In addition to all other remedies of Landlord, Landlord may require Tenant, promptly upon demand, to reimburse Landlord for the full amount of any additional premiums charged for such policy or policies by reason of Tenant's failure to comply with the provisions of this Lease, including, but not limited to, this Section 5.3. Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later (“Law(s)”) regarding the operation of Tenant’s business, the use, condition, configuration and occupancy of the Premises and the Building systems located in or exclusively serving the Premises. In addition, Tenant shall, at its sole cost and expense, promptly comply with any Laws that relate to the “Base Building” (defined below), but only to the extent such obligations are triggered by Tenant’s use of the Premises, other than for general office, lab and research use, or Alterations or improvements in the Premises performed or requested by Tenant; provided, however, that, notwithstanding anything to the contrary contained herein, Landlord hereby acknowledges and agrees that Landlord will initially deliver the Landlord’s Work in compliance with all Laws with respect to the Base Building. “Base Building” shall include the structural portions of the Building, the public restrooms and the Building mechanical, electrical and plumbing systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law. Tenant shall not exceed the standard density limit for the Building, which is hereby acknowledged and agreed by and between Landlord and Tenant to be one hundred (100) pounds per square foot. Tenant shall comply with the rules and regulations of the Building attached as Exhibit F and such other reasonable rules and regulations adopted by Landlord from time to time and applicable to all tenants, including rules and regulations for the performance of alterations and the rules and regulations for the Office Park. Landlord shall use reasonable efforts to uniformly enforce such Rules and Regulations. 5.4. Obstructions; Items Visible From Exterior; Rules and Regulations: Not to obstruct in any manner any portion of the Building not hereby leased or any portion thereof or of the Lot used by Tenant in common with others; not, without written prior consent of Landlord which consent may be withheld or delayed for any reason, or for no reason, to permit the painting or placing of any signs on doors or any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and to comply with all reasonable Rules and Regulations now or hereafter made by Landlord and applicable to all tenants, of which Tenant has been given notice, in all instances for the care and use of the Building, Office Park and Lot and their facilities and approaches, including without limitation the Rules and Regulations set forth in Exhibit F hereto; Landlord shall not be liable to Tenant for the failure of other occupants of the Building to conform to such Rules and Regulations, provided however, Landlord shall use reasonable efforts to uniformly enforce the Rules and Regulations. 5.5. Safety Appliances; Licenses: To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant other than normal office use, and to procure all licenses and permits so required because of such use other than normal office use and, if requested by Landlord, to do any work so reasonably required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant’s Permitted Uses. 5.6. Assignment; Sublease: Except in connection with a Permitted Transfer (defined below), Tenant covenants and agrees that it shall not assign, mortgage, pledge, hypothecate or otherwise

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 22 transfer this Lease and/or Tenant’s interest in this Lease or sublet (which term, without limitation, shall include granting of concessions, licenses or the like) the whole or any part of the Premises (a “Proposed Transfer”) without Landlord’s prior written consent, which consent shall not be unreasonably withheld, subject to the following provisions. Without limitation, it is agreed that Landlord’s consent shall not be considered unreasonably withheld, conditioned or delayed if the proposed transferee is a governmental entity or an occupant of the Building or an occupant of any other buildings within the same project or the Office Park or if the proposed transferee, whether or not an occupant of the Building or an occupant of any other buildings within the same project or the Office Park, is in discussions with Landlord regarding the leasing of space within the Building or within any other buildings within the same project or the Office Park. Any assignment, mortgage, pledge, hypothecation, transfer or subletting not expressly permitted in or consented to by Landlord by a signed writing shall be void, ab initio, shall be of no force and effect, and shall confer no rights on or in favor of third parties. In addition, Landlord shall be entitled to seek specific performance of or other equitable relief with respect to the provisions hereof. 5.6.1. Any request for Landlord’s consent hereunder shall be accompanied by such information regarding any proposed assignee, subtenant or occupant (the “Transferee”) as Landlord shall require. In the event Tenant desires to assign this Lease or sublet the whole or part of the Premises, Tenant shall give Landlord a notice (a “Proposed Transfer Notice”) of any Proposed Transfer, and said notice shall specify the provisions of the Proposed Transfer, including (a) the name and address of the proposed assignee or subtenant, (b) such information as to the proposed assignee’s or proposed subtenant’s net worth and financial capability and standing as may be required for Landlord to make a determination (provided, however, that Landlord shall hold such information confidential having the right to release same to its officers, accountants, attorneys and mortgage lenders on a confidential basis), (c) all the terms and provisions upon which the Proposed Transfer is to be made, including, without limitation, the proposed rent, and (d) such other information as may be required by Landlord to determine that such proposed assignment or subletting complies with the requirements of this Lease. 5.6.2. Within fifteen (15) Business Days after receipt of the required information and documentation, Landlord shall either: (i) consent to the Transfer by execution of a consent agreement in a form designated by Landlord; (ii) refuse to consent to the Proposed Transfer in writing; or (iii) recapture the portion of the Premises that Tenant is proposing to transfer if such transfer is (y) an assignment or (z) a sublease or fifty percent (50%) or more of the Premises, provided, however, that recapture shall not apply to Permitted Transfers. If Landlord exercises its right to recapture (or terminate if the entire Premises is being assigned or sublet), (w) this Lease shall end and expire with respect to all or a portion of the Premises, as the case may be, on the date that such assignment or sublease was to commence, (x) Rent shall be apportioned, paid or refunded as of such date, (y) upon Landlord’s request, Tenant shall enter into an amendment of this Lease ratifying and confirming such total or partial termination, and setting forth any appropriate modifications to the terms and conditions of this Lease as a result thereof, and (z) Landlord may elect, in its discretion, to lease the Premises (or any part thereof) to Tenant’s prospective assignee or subtenant. (a) If Landlord shall consent in writing to the Proposed Transfer, as the case may be, then, in such event, Tenant may thereafter sublease or assign pursuant to Tenant’s Proposed Transfer Notice, as given hereunder; provided, however, that if such assignment or sublease shall not be executed and delivered to Landlord within sixty (60) days after the date of Landlord’s

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 23 consent, the consent shall be deemed null and void. Tenant may assign this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization (an “Ownership Change”) or assign this Lease or sublet all or a portion of the Premises to an Affiliate without the consent of Landlord, provided that all of the following conditions are satisfied (a “Permitted Transfer”): (a) an Event of Default, or event which with the giving of notice or the passage of time, or both, would constitute an Event of Default, is not then continuing; (b) in the event of an Ownership Change, Tenant’s successor shall own all or substantially all of the assets of Tenant and have a net worth which is at least equal to Tenant’s net worth as of the day prior to the proposed Ownership Change; (c) the use is only for the Permitted Use; (d) all amounts received by Tenant under such assignment or subletting qualify as “rents from real property” for purposes of Section 512(b)(3) and 856(d) of the Code, and (e) Tenant shall give Landlord written notice at least thirty (30) Business Days prior to the effective date of the Permitted Transfer. Tenant’s notice to Landlord shall include information and documentation evidencing the Permitted Transfer and showing that each of the above conditions has been satisfied. “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant (for such period of time as such entity continues to be controlled by, controlling or under common control with Tenant, it being agreed that the subsequent sale or transfer of stock resulting in a change in voting control, or any other transaction(s) having the overall effect that such entity ceases to be controlled by, controlling or under common control with Tenant, shall be treated as if such sale or transfer or transaction(s) were, for all purposes, an assignment of this Lease governed by the provisions of this Section). (b) If for any assignment or sublease Tenant shall receive rent or other consideration either initially or over the term of the assignment or sublease, in excess of the Base Rent and Additional Rent called for hereunder, Tenant shall pay to Landlord as Additional Rent, fifty percent (50%) of such excess of such payment of Rent or other consideration received by Tenant promptly after its receipt, after deduction of all reasonable costs and expenses incurred in connection with such assignment or sublease; provided, however, that Tenant shall provide Landlord with commercially reasonable documentation evidencing such costs. (c) Tenant shall not sublease the Premises for an amount less than Tenant’s then- current Base Rent, unless there is no vacant space in the Building, or space coming available in the Building within one year, capable of delivering premises comparable in size and quality to the portion of the Premises proposed for sublease by the Tenant. 5.6.3. It shall be a condition precedent to the validity of any assignment that both Tenant and the assignee enter into a separate written instrument directly with Landlord in a form and containing terms and provisions reasonably required by Landlord, including, without limitation, the agreement of the assignee to be bound directly to Landlord for all the obligations of the Tenant hereunder, including, without limitation, the obligation (a) to pay the rent and other amounts provided for under this Lease. Such assignment or subletting shall not relieve the Tenant named herein of any of the obligations of the Tenant hereunder. Furthermore, it shall be a condition precedent to the validity of any sublease that both Tenant and the sub-lessee enter into a separate written instrument directly with Landlord in a form and containing terms and provisions reasonably required by Landlord, including without limitation, the obligation of any sub-lessee to adhere to any and all rules, regulations or other non-monetary covenants of Tenant exclusive of Tenant’s rent obligations which may differ from those set forth in the sublease.

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 24 5.6.4. As Additional Rent Tenant shall pay to Landlord as a fee (not to exceed $2,500.00 per any such request) for Landlord’s review of any proposed assignment or sublease requested by Tenant and the preparation of any associated documentation in connection therewith, within thirty (30) days after receipt of an invoice from Landlord, an amount equal to the sum of such reasonable out of pocket legal fees or other expenses incurred by Landlord in connection with such request. 5.6.5. If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, without the aforesaid Landlord approval, Landlord may upon prior notice to Tenant, at any time and from time to time, collect rent and other charges from the assignee, sublessee or occupant and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or a waiver of the provisions hereof, or the acceptance of the assignee, sublessee or occupant as a tenant or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained, the Tenant herein named to remain primarily liable under this Lease. 5.6.6. The consent by Landlord to a Proposed Transfer under any of the provisions hereof shall in no way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting. 5.6.7. Intentionally Omitted. 5.6.8. If this Lease terminates prior to the Expiration Date, then such sublease shall terminate and expire concurrent therewith; provided, however, if Landlord elects, in its sole and unfettered discretion, by express written notice to such Tenant or subsequent transferor, to recognize said sublease, then notwithstanding the termination of this Lease, the sublease shall remain in effect as a direct lease between Landlord and Tenant or subsequent transferor, and such Transferee shall attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (A) liable for any previous act or omission of Tenant under such sublease, (B) subject to any counterclaim, offset or defense which theretofore accrued to such Transferee against Tenant, (C) bound by any previous modification of such sublease not consented to by Landlord or by any prepayment of more than one month’s rent, (D) bound to return such Transferee’s security deposit, if any, except to the extent Landlord shall receive actual possession of such deposit and such Transferee shall be entitled to the return of all or any portion of such deposit under the terms of its sublease, or (E) obligated to make any payment to or on behalf of such Transferee, or to perform any alterations or improvements in the sublet space or the Building, or in any way to prepare the subleased space for occupancy, beyond Landlord’s obligations under this Lease. The provisions of this Section shall be self-operative, and no further instrument shall be required to give effect to this provision, provided that the Transferee shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such subordination and attornment. 5.6.9. Notwithstanding anything to the contrary contained in this Section 5.6, neither Tenant nor any other person having a right to possess, use, or occupy (for convenience, collectively referred to in this subsection as “Use”) the Premises shall enter into any lease, sublease, license, concession or other agreement for Use of all or any portion of the Premises which provides for rental or other payment for such Use based, in whole or in part, on the net income or profits derived by any person that leases, possesses, uses, or occupies all or any portion of the Premises (other

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 25 than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a transfer of any right or interest in the Use of all or any part of the Premises. 5.7. Insurance; Indemnification. 5.7.1. Insurance. Tenant shall at its sole cost and expense take out and keep in force and effect during the Term and any extensions thereof, the following insurance coverage: (a) Commercial General Liability Insurance covering claims of bodily injury, personal injury and property damage arising out of Tenant’s operations, hired, owned and non-owned automobile liability and contractual liabilities, including coverage formerly known as broad form, on an occurrence basis, with minimum primary limits of $5,000,000 each occurrence and $5,000,000 annual aggregate (and not more than $25,000 self-insured retention) or such other limits as Landlord may reasonably require and which can be satisfied through the use of primary and/or umbrella liability policies. (b) “All Risk” Property insurance covering (i) all Tenant’s Property (as hereinafter defined), and (ii) any leasehold improvements installed by or for the benefit of Tenant, whether pursuant to this Lease or pursuant to any prior lease or other agreement to which Tenant was a party (“Tenant-Insured Improvements”). Such insurance shall be written on a special cause of loss form for physical loss or damage, for the full replacement cost value (subject to reasonable deductible amounts) without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance, and shall include coverage for damage or other loss caused by fire or other peril, including vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year. (c) Worker’s Compensation and Employer’s Liability or other similar insurance to the extent required by Law. (d) Cyber Liability Insurance in the amount of $250,000 for first party coverage, and $500,000 for third party coverage. (e) Form of Policies. The minimum limits of insurance required to be carried by Tenant shall not limit Tenant’s liability. Such insurance shall (i) be issued by an insurance company that has an A.M. Best rating of not less than A-VIII; (ii) be in form and content reasonably acceptable to Landlord; (iii) provide that it shall not be canceled or materially changed without thirty (30) days’ prior notice to Landlord, except that ten (10) days’ prior notice may be given in the case of nonpayment of premiums; (iv) contain a waiver by the insurer of any rights of subrogation or indemnity or any other claim to which the insurer might otherwise be entitled against Landlord or the agents or employees of Landlord, and (v) contain a cross liability clause. Tenant’s Commercial General Liability Insurance shall (a) add Landlord, Landlord’s managing agent, and any other party designated by Landlord (“Additional Insured Parties”) as additional insureds; and (b) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and non-contributing with Tenant’s insurance. Landlord shall be designated as a loss payee with respect to Tenant’s Property insurance on any Tenant-Insured

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 26 Improvements. Tenant shall deliver to Landlord, on or before the Commencement Date and at least ten (10) days before the expiration dates thereof, certificates from Tenant’s insurance company on the forms currently designated “ACORD 28” (Evidence of Commercial Property Insurance) and “ACORD 25-S” (Certificate of Liability Insurance) or the equivalent. Attached to the ACORD 25-S (or equivalent) there shall be an endorsement specifically adding the names of the Additional Insured Parties as additional insureds which shall be binding on Tenant’s insurance company and shall expressly require the insurance company to notify each Additional Insured Party in writing at least thirty (30) days before any termination or material change to the policies, except that ten (10) days’ prior notice may be given in the case of nonpayment of premiums. Upon Landlord’s request, Tenant shall deliver to Landlord, in lieu of such certificates, copies of the policies of insurance required to be carried under this Section showing that the Additional Insured Parties are added as additional insureds. Landlord makes no representation or warranty to Tenant that the amount of insurance required to be carried by Tenant under the terms of this Lease is adequate to fully protect Tenant's interests. Tenant is encouraged to evaluate its insurance needs and obtain whatever additional types or amounts of insurance that it may deem desirable or appropriate. Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: (1) property insurance for the Building’s replacement value; and (2) commercial general liability insurance in an amount of not less than $3,000,000 per occurrence for bodily injury and property damage, $3,000,000 each person or organization for personal and advertising injury, $3,000,000 general aggregate, and $3,000,000 products and completed operations aggregate, which insurance may be included as part of a blanket or master insurance program. Limits can be satisfied through the maintenance of a combination of primary and umbrella policies. 5.7.2. Indemnification and Liability: To the maximum extent such agreement may be made effective according to law, Tenant shall defend, indemnify and save harmless, Landlord and its agents and employees (the “Landlord Indemnities”) against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable architects’ and attorneys’ fees, which may be imposed upon or incurred by or asserted against Landlord, its employees and/or its agents by reason of any of the following occurring during the Term, or during any period of time prior to the Commencement Date that Tenant may have been given access to or possession of all or any part of the Premises arising out of (i) any work, or thing being done in on or about the Premises or the Office Park or any part thereof by or at the instance of Tenant, its agents, contractors, subcontractors, servants, employees, licensees or invitees, excepting those actions which are a result of the negligence or willful misconduct of Landlord, its agents, contractors, servants or employees; (ii) any negligence or otherwise wrongful act or omission on the part of Tenant or any of its agents, contractors, subcontractors, servants, employees, subtenants, licensees or invitees; (iii) any accident, injury or damage to any person or property occurring in, on or about the Premises, the Office park or any part thereof or the common area, if such injury in the common area is alleged or claimed to be due to any act or omission of Tenant, excepting those accidents, injuries or damages which result from the negligence or willful misconduct of Landlord, its agents, contractors, servants or employees; (iv) Tenant’s use of, or the existence of any of Tenant’s video camera equipment or monitors on the Premises, Building or Lot; and (v) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Lease on its part to be performed or complied

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 27 with. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon written notice from Landlord shall at Tenant’s expense resist or defend such action or proceeding by counsel reasonably acceptable to Landlord. In the event of failure by Tenant to fully perform such defense in accordance with this Section, Landlord, at its option, and without relieving Tenant of its obligations hereunder, may so perform such defense, but all costs and expenses so incurred by Landlord in that event shall be reimbursed by Tenant to Landlord, together with interest on the same from the date any such expense was paid by Landlord until reimbursed by Tenant, at the rate of interest contained in Section 2.9. Tenant further covenants and agrees to indemnify, defend and hold all Landlord Indemnitees harmless from any and all mechanic's and materialmen's liens and/or claims of any contractors, subcontractors or materialmen claiming by, through or under Tenant with respect to any work performed, or labor, materials or supplies provided, in connection with any work performed by or on behalf of Tenant, its employees, agents or contractors, on or with respect to Premises. This Section 4(b) shall survive the expiration or termination of this Lease. (a) Tenant hereby waives all claims against and releases Landlord and its trustees, managers, members, principals, beneficiaries, partners, officers, directors, employees, mortgagees and agents (the “Landlord Related Parties”) from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) Force Majeure, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe, (d) the inadequacy or failure of any security or protective services, personnel or equipment, or (e) any matter not within the reasonable control of Landlord, provided that such claim or loss did not result from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors. 5.8. Tenant’s Risk: That all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant may be on the Premises or elsewhere in the Building or on the Lot or in the Office Park, shall be at the sole risk and hazard of Tenant, except as provided below, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord except and solely to the extent that such loss occurs due to the gross negligence of willful misconduct of the Landlord, its employees and/or agents, contractors, managers, principals, or members. 5.9. Right of Entry: To permit Landlord and its agents: to examine the Premises (i) immediately in the event of an emergency or (ii) upon twenty-four (24) hours prior notice for a non-emergency and, if Landlord shall so elect, to make any repairs or replacements Landlord may deem necessary; to remove, at Tenant’s expense, any alterations, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing; and to show the Premises to prospective tenants during the twelve (12) months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times upon twenty-four (24) hours prior notice reasonable notice. Entry by Landlord shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent. 5.10. Security: To comply with all such measures as Landlord may deem advisable for the security of the Building and the Office Park and its occupants, including, without limitation, the evacuation of the Building or the Office Park for cause, suspected cause, or for drill purposes, the

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 28 temporary denial of access to the Building or the Office Park, and the closing of the Building or the Office Park after regular working hours, (i.e. 8:00 a.m. to 6:00 p.m. on business week days and on Saturdays from 8:00 a.m. to 1:00 p.m.) Sundays and legal holidays (the “Building Service Hours”), subject, however, to Tenant’s right to admittance when the Building is closed after regular working hours by use of a secure card access system which is automatically activated outside of such regular working hours, or under such other regulations as Landlord may prescribe from time to time. Landlord shall be the sole determinant of the type and amount of any access control or courtesy guard services to be provided to the Building and Office Park, if any. IN ALL EVENTS, LANDLORD SHALL NOT BE LIABLE TO TENANT, AND TENANT HEREBY WAIVES ANY CLAIM AGAINST LANDLORD, FOR (I) ANY UNAUTHORIZED OR CRIMINAL ENTRY OF THIRD PARTIES INTO THE PREMISES, THE OFFICE PARK OR THE BUILDING, OR (II) ANY DAMAGE TO PERSONS OR ANY LOSS OF PROPERTY IN AND ABOUT THE PREMISES, THE OFFICE PARK OR THE BUILDING, BY OR FROM ANY UNAUTHORIZED OR CRIMINAL ACTS OF THIRD PARTIES, REGARDLESS OF ANY ACTION, INACTION, FAILURE, BREAKDOWN, MALFUNCTION AND/OR INSUFFICIENCY OF THE ACCESS CONTROL OR COURTESY GUARD SERVICES PROVIDED BY LANDLORD, PROVIDED THAT NO DAMAGE IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD, ITS AGENTS, EMPLOYEES OR CONTRACTORS. Subject to the foregoing, Tenant may install, at its own expense, a security system for the Premises, provided, however, that (i) Tenant shall obtain Landlord’s prior written consent prior to such installation and (ii) Tenant shall provide Landlord with all means necessary to immediately enter the Premises 24 hours per day, 7 days per week, subject to advance notice limitations set forth herein. 5.11. Personal Property Taxes: To pay promptly when due all taxes which may be imposed upon personal property installed by Tenant (including, without limitation, fixtures and equipment) in the Premises to whomever assessed. 5.12. Payment of Litigation Expenses: As Additional Rent, to pay all reasonable costs, counsel and other fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease. 5.13. Tenant Holdover: To upon the expiration or earlier termination of the Term of this Lease, quit and surrender the Premises to Landlord in the condition described in this Lease. Any holding over by the Tenant after the expiration or earlier termination of the Lease Term shall be treated as a tenancy at sufferance, at the Rent set forth below, and otherwise on the terms and conditions of this Lease. For the period of such unauthorized occupancy, Tenant shall pay to Landlord (a) one hundred fifty (150%) of the total of the Base Rent and Additional Rent in effect during the last month of the Term of this Lease for the first three (3) months or portion thereof and (b) two hundred percent (200%) of the total of the Base Rent and Additional Rent in effect during the last month of the Term of this Lease for any subsequent months in which Tenant shall retain possession of the Premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise. Tenant shall also pay all damages sustained by Landlord on account thereof. For the purposes of clarity, Tenant shall have no right to occupy all or any part of the Premises after the

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 29 expiration or earlier termination of this Lease. The provisions of this subsection shall not operate as a waiver by Landlord on the right of re-entry provided in this Lease or by statute. 5.14. Hazardous Wastes: Except for the use and storage of those materials described on Exhibit L, which use and storage shall be subject to and in accordance with all Laws, rules, regulations, ordinances and the like, and all rules and regulations promulgated by Landlord, and further subject to all terms and conditions contained in this Lease, not to use any portion of the Premises, Building or Lot for the use, generation, treatment, storage or disposal of “oil”, “hazardous material”, “hazardous waste”, or “hazardous substances” (collectively, the “Materials”), as such terms are defined under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. S9601 et seq., as amended, the Resource Conservation and Recovery act of 1976, 42 U.S.C. S6901 et seq., as amended, and the regulations promulgated thereunder, and all applicable state and local laws, rules and regulations, including, without limitation, Massachusetts General Laws, Chapters 21C and 21E (the “Superfund and Hazardous Waste Laws”), or remove any Materials from the Property without the express written prior consent of Landlord and, if required, its mortgagees, and then only to the extent that the presence or removal of the Materials is (i) properly licensed and approved by all appropriate governmental officials and in accordance with all applicable laws and regulations and (ii) in compliance with any terms and conditions stated in said prior written approvals by the Landlord or its mortgagees. Without limiting the generality of Tenant’s obligation to comply with Laws as otherwise provided in this Lease, Tenant shall, at its sole cost and expense, comply with all Laws in connection with this Section 5.14. Tenant shall obtain and maintain any and all necessary permits, licenses, certifications and approvals appropriate or required for the use, handling, storage, and disposal of any Materials used, stored, generated, transported, handled, blended, or recycled by Tenant on the Premises in accordance with all Laws, and Tenant shall indemnify and hold Landlord harmless from and against all loss, costs, liability and damage, including attorneys’ fees and the cost of litigation, arising from Tenant’s failure to obtain and maintain any such permits, licenses, certifications and approvals. Landlord shall have a continuing right, without obligation, to require Tenant to obtain, and to review and inspect any and all such permits, licenses, certifications and approvals, together with copies of any and all Materials management plans and programs, any and all Materials risk management and pollution prevention programs, and any and all Materials emergency response and employee training programs respecting Tenant’s use of Materials. Upon request of Landlord, Tenant shall deliver to Landlord a narrative description explaining the nature and scope of Tenant’s activities involving Materials and showing to Landlord’s satisfaction compliance with all Laws and the terms of this Lease. As a material inducement to Landlord to enter into this Lease with Tenant, Tenant has fully and accurately completed Landlord’s Pre-Leasing Environmental Exposure Questionnaire (the “Environmental Questionnaire”), which is attached hereto as Exhibit I and incorporated herein by this reference. Tenant shall promptly provide Landlord with copies of all notices received by it, including, without limitation, any notice of violations, notice of responsibility or demand for action from any federal state or local authority or official in connection with the presence of Materials in or about the Property or removal of Materials from the Property. In the event of any release of Materials by Tenant, its employees, agents, contractors or invitees, as defined in the Superfund and Hazardous Laws, Tenant shall promptly remedy the problem in accordance with all applicable laws and requirements and shall indemnify and hold the Landlord harmless from and against all loss, costs, liability and damage, including attorneys’ fees and the cost of litigation, arising from the presence or release of any Materials by Tenant, its employees, agents, contractors or invitees, in or on the Premises or removal of Materials released by Tenant, its employees, agents, contractors or invitees, from the Property. In addition to the

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 30 foregoing and notwithstanding anything to the contrary contained herein, if any written report prepared by a qualified environmental consultant, including any report containing results of any environmental assessment (an “Environmental Report”) shall indicate (i) the presence of any Materials as to which Tenant has a removal or remediation obligation under this Section, and (ii) that as a result of same, the investigation, characterization, monitoring, assessment, repair, closure, remediation, removal, or other clean-up (the “Clean-up”) of any Materials is required, Tenant shall immediately prepare and submit to Landlord within thirty (30) days after receipt of the Environmental Report a comprehensive plan, subject to Landlord’s written approval, specifying the actions to be taken by Tenant to perform the Clean-up so that the Premises are restored to the conditions required by this Lease. Upon Landlord’s approval of the Clean-up plan, Tenant shall, at Tenant’s sole cost and expense, without limitation of any rights and remedies of Landlord under this Lease, immediately implement such plan with a consultant reasonably acceptable to Landlord and proceed to Clean-up Materials in accordance with all applicable laws and as required by such plan and this Lease. If, within thirty (30) days after receiving a copy of such Environmental Report, Tenant fails either (a) to complete such Clean-up, or (b) with respect to any Clean-up that cannot be completed within such 30-day period, fails to proceed with diligence to prepare the Clean-up plan and complete the Clean-up as promptly as practicable, then Landlord shall have the right, but not the obligation, and without waiving any other rights under this Lease, to carry out any Clean-up recommended by the Environmental Report or required by any governmental authority having jurisdiction over the Premises, and recover all of the costs and expenses thereof from Tenant as Additional Rent, payable within ten (10) days after receipt of written demand therefor. Tenant shall continue to pay all Rent due or accruing under this Lease during any Clean-up, and shall not be entitled to any reduction, offset or deferral of any Base Rent or Additional Rent due or accruing under this Lease during any such Clean-up. Tenant shall complete any Clean-up prior to surrender of the Premises upon the expiration or earlier termination of this Lease, and shall fully comply with all Laws and requirements of any governmental authority with respect to such completion, including, without limitation, fully comply with any requirement to file a risk assessment, mitigation plan or other information with any such governmental authority in conjunction with the Clean-up prior to such surrender. Tenant shall obtain and deliver to Landlord a letter or other written determination from the overseeing governmental authority confirming that the Clean-up has been completed in accordance with all requirements of such governmental authority and that no further response action of any kind is required for the unrestricted use of the Premises (“Closure Letter”), but only to the extent that such Closure Letter is typically issued by the applicable governmental entity; provided, however, that if such applicable governmental entity does not typically issue such Closure Letter, then Tenant shall use commercially reasonable and diligent efforts to obtain and deliver to Landlord such Closure Letter. Upon the expiration or earlier termination of this Lease, Tenant shall also be obligated to close all permits obtained in connection with Materials in accordance with Laws. Should any Clean-up for which Tenant is responsible not be completed, or should Tenant not receive the Closure Letter, if applicable, and any governmental approvals required under Laws in conjunction with such Clean- up prior to the expiration or earlier termination of this Lease, and Tenant’s failure to receive the Closure Letter is prohibiting Landlord from leasing the Premises or any part thereof to a third party, or prevents the occupancy or use of the Premises or any part thereof by a third party, then Tenant shall be liable to Landlord as a holdover tenant until such prohibition or restrictions on Landlord reletting the Premises or prevention of the occupancy or use of the Premises or any part thereof by a third party are/is lifted . The foregoing shall not prohibit Tenant from possessing minimal and customary quantities of those cleaning materials used for the operation of Tenant’s equipment in the Premises. Tenant agrees to indemnify, defend and hold Landlord and each

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 31 Landlord Indemnitee harmless for, from and against any and all claims, actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities, interest or losses, including reasonable attorneys' fees and expenses, court costs, consultant fees, and expert fees, together with all other costs and expenses of any kind or nature that arise during or after the Lease Term indirectly arising out of or resulting from the presence, suspected presence, transportation, generation, disposal or release of any Hazardous Material at, on, about, from, under or within the Premises, or any portion thereof. Each of the covenants and agreements of Tenant set forth in this Section shall survive the expiration or earlier termination of this Lease. 5.14.1. Waste Cleanup and Disposal. Notwithstanding the foregoing, any such Materials or any other waste, garbage, debris, trash, explosives, consumer products, medical waste or the like (“Waste)”, shall be stored by Tenant in a secure repository within the Premises and disposed of only (i) by properly licensed and approved by all appropriate governmental officials and in accordance with all applicable laws and regulations and (ii) in compliance with all applicable law, and all terms and conditions, or rules and regulations, set forth by Landlord. Tenant shall promptly provide Landlord with copies of all notices received by it, including, without limitation, any notice of violations, and notice of responsibility or demand for action from any federal, state or local authority or official in connection with the presence of Materials and/or Waste, in or about the Property or removal of Materials and/or Waste from the Property. In the event of any release of Materials and/or Waste by Tenant, its employees, agents, contractors or invitees, as defined in the Superfund and Hazardous Laws, or other applicable law, Tenant shall promptly remedy the problem in accordance with all applicable laws and requirements and shall indemnify and hold the Landlord harmless from and against all loss, costs, liability and damage, including reasonable attorneys' fees and the cost of litigation, arising from the presence or release of any Materials, including Waste, by Tenant, its employees, agents, contractors or invitees, in or on the Premises or removal of Materials, including Waste, released by Tenant, its employees, agents, contractors or invitees, from the Property. The provisions of this paragraph shall survive the expiration or earlier termination of this Lease. 5.14.2. Control Areas. Notwithstanding anything to the contrary contained herein, Landlord and Tenant hereby acknowledge and agree that Tenant shall have the right to use Tenant's proportionate share of the Building’s control areas equal to 53.19% for Tenant’s storage of any Materials in the control areas of the Building. 5.15. Tenant’s Financial Condition. During the term of this Lease, within ten (10) Business Days after request by Landlord, but no earlier than ninety (90) days following the end of Tenant’s fiscal year (unless such request is made by Landlord pursuant to a sale, refinancing, or the like), Tenant shall, upon the signing of a commercially reasonable confidentiality agreement between the parties, deliver to Landlord Tenant’s financial statements (which shall be for the latest available year). Landlord shall keep all such information confidential and shall require any third party to whom the Landlord is entitled hereunder to furnish the same to maintain such confidentiality. Such financial statements or credit information may be delivered to Landlord’s mortgagees and lenders and prospective mortgagees, lenders, and purchasers, provided that Landlord advises such parties of the confidentiality provisions of this Section, and provided that such parties are bound to similar confidentiality requirements. Tenant represents and warrants to Landlord that each such financial statement shall be true and accurate in all material respects as of the date of such statement.

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 32 ARTICLE VI. CASUALTY AND EMINENT DOMAIN 6.1. Casualty. 6.1.1. Termination or Restoration by Landlord. Should 20% or greater of the Premises be materially damaged, or if the Building of which the Premises are a part, be substantially damaged by fire or other casualty, Landlord may, at its sole discretion, elect to either (i) terminate this Lease or (ii) restore the Premises, in accordance with the terms of this Section 6.1. If Landlord does not elect to terminate this Lease in accordance with the immediately preceding sentence, Landlord shall proceed to restore the Premises to substantially the condition they were in prior to such damage (except for any improvements made by Tenant), subject in all events to the availability and limits of Landlord’s insurance. If Landlord does not elect to terminate this Lease as provided above, and Landlord fails to restore the Premises as provided above within two hundred ten (210) days from the date the repair is started, Tenant may terminate this Lease upon written notice to Landlord within ten (10) days after the expiration of such time period, provided that the restoration has not been completed within said additional ten (10) day period. If Landlord estimates that the Premises or any common areas necessary to provide access to the Premises cannot be made tenantable within two hundred ten (210) days from the date the repair is started, then either party shall have the right to terminate this Lease upon written notice to the other within ten (10) days after Landlord’s assessment. Tenant, however, shall not have the right to terminate this Lease if the casualty was caused by the negligence or intentional misconduct of Tenant, or its trustees, managers, members, principals, beneficiaries, partners, officers, directors, employees and agents In addition, Landlord, by notice to Tenant within ninety (90) days after the date of the Casualty, shall have the right to terminate this Lease if: (1) the Premises have been materially damaged and there is less than two (2) years of the Term remaining on the date of the casualty; (2) any mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (3) a material uninsured loss to the Building or Premises occurs. 6.1.2. Insurance Proceeds. Unless Landlord or Tenant terminates this Lease or Landlord’s lender or mortgage holder requires otherwise, Landlord shall apply all insurance proceeds received by Landlord as the result of the casualty to restoration of the Premises. Notwithstanding anything to the contrary contained herein, in the event of a casualty in which Landlord’s lender or mortgage holder does not allow insurance proceeds to be so applied, Landlord shall have the option to terminate this Lease and shall notify Tenant within ten (10) days thereof as to whether Landlord will fund the restoration or terminate the Lease. 6.1.3. Abatement of Rent. If Landlord elects to restore the Premises, all Rent shall abate, on a pro rata basis, in proportion to the portion of the Premises rendered unusable from the date of the damage or taking until the earlier of when repairs are substantially completed or the Term ends, provided, however, that if such damage or Casualty was caused by Tenant, then Tenant’s Rent shall not abate. 6.2. Eminent Domain. 6.2.1. Taking. If the whole or any material part of the Lot, the Building or the Premises shall be acquired or condemned for any public or quasi-public use or purpose, this Lease and the Term shall end as of the date of the vesting of title with the same effect as if said date were the

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 33 Expiration Date. Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building. If only a part of the Building and not the entire Premises shall be so acquired or condemned then: (a) Except as hereinafter provided, this Lease and the Term shall continue in force and effect, but, if a part of the Premises is included in the part of the Lot so acquired or condemned, from and after the date of the vesting of title, the Base Rent and the floor area of the Premises shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation and Tenant's Proportionate Share shall be adjusted accordingly on a pro rata basis, according to the new rentable square footage of the Building; (b) if the part of the Lot so acquired or condemned shall contain more than fifty percent (50%) of the total area of the Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Premises, Tenant, at Tenant's option, may give to Landlord, within ten (10) days next following the date upon which Tenant shall have received notice of vesting of title, a thirty (30) days’ notice of termination of this Lease. (c) If any such notice of termination is given by Landlord or Tenant, this Lease and the Term shall come to an end and expire upon the date set forth therein with the same effect as if the date of expiration were the Expiration Date. If a part of the Premises shall be so acquired or condemned and this Lease and the Term shall not be terminated pursuant to this Section 6.2, Landlord, at Landlord's expense, shall restore that part of the Premises not so acquired or condemned as nearly as practicable to the condition existing immediately prior to such taking. Upon the termination of this Lease and the Term pursuant to this Section 6.2, the Base Rent and Additional Rent shall be apportioned and any prepaid portion of Base Rent and Additional Rent for any period after such date shall be refunded by Landlord to Tenant. 6.2.2. Awards. In the event of any such acquisition or condemnation of all or any part of the Lot, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation, Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this Section 6.2 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any Tenant’s property included in such taking, and for any moving expenses. 6.2.3. Access. Following any fire or other casualty, Tenant shall be entitled to immediately access the Premises, subject to the orders and requirements of local authorities provided that Tenant shall reasonably cooperate with Landlord so to minimize any inconvenience to Landlord and its contractors in the performance of any restoration work or other Building recovery. If this lease terminates as provided in this Article 6, Tenant shall vacate the Premises within sixty (60) days. Landlord reserves, and Tenant grants to Landlord, all rights which Tenant may have for damages or injury to the Premises for any taking by eminent domain, except for damage to Tenant’s fixtures, property or equipment and Tenant’s reasonable moving expenses or interruption to its business.

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 34 ARTICLE VII. DEFAULT 7.1. Events of Default. In addition to any other default specifically described in this Lease, each of the following events shall be a “Default” or “Event of Default” hereunder: 7.1.1. If Tenant shall default in the payment when due of any installment of Base Rent or in the payment when due of Additional Rent, and such default continues for more than five Business (5) Days following written notice from Landlord to Tenant; or 7.1.2. If Guarantor fails to perform any obligation under the Guaranty; or 7.1.3. If the Premises shall become vacant, deserted or abandoned and Tenant has ceased to make payments for Rent within any applicable notice and cure period; or 7.1.4. If Tenant's interest or any portion thereof in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as expressly otherwise permitted herein; or 7.1.5. If: (a) Tenant or Guarantor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (b) Tenant or Guarantor shall commence or institute any case, proceeding or other action (A) seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors; or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or (c) Tenant or Guarantor shall make a general assignment for the benefit of creditors; or (d) any case, proceeding or other action shall be commenced or instituted against Tenant or Guarantor (A) seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, which in either of such cases (1) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect or (2) remains undismissed for a period of sixty (60) days; or (e) any case, proceeding or other action shall be commenced or instituted against Tenant or Guarantor seeking issuance of a warrant of attachment, execution, distraint or similar

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 35 process against all or any substantial part of its property which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (f) Tenant or Guarantor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (ii), (iii), (iv) or (v) above; or (g) a trustee, receiver or other custodian is appointed for any substantial part of the assets of Tenant or Guarantor which appointment is not vacated or stayed within sixty (60) days; or 7.1.6. If Tenant shall fail more than two (2) times during any twelve (12) month period to pay any installment of Base Rent or any item of Additional Rent when due; or 7.1.7. Intentionally Omitted; or 7.1.8. If Landlord applies or retains any part of the security held by it hereunder, and Tenant fails to deposit with Landlord the amount so applied or retained by Landlord, or to provide Landlord with a replacement Security Deposit, if applicable, within five (5) Business Days after notice by Landlord to Tenant stating the amount applied or retained; or 7.1.9. Tenant permits a transfer without Landlord’s required approval or otherwise in violation of Section 5.6 of this Lease; or 7.1.10. Subject to the grace periods stated in this Lease, if Tenant shall default in the observance or performance of any other term, covenant or condition of this Lease on Tenant's part to be observed or performed and Tenant shall fail to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot with due diligence be completely remedied within said period of thirty (30) days and Tenant shall not commence within said period of thirty (30) days, or shall not thereafter diligently prosecute to completion, all steps necessary to remedy such default. Notwithstanding anything contained in this Lease to the contrary, if Landlord provides Tenant with notice of Tenant’s failure to comply with any specific, material provision of this Lease on three (3) separate occasions during any twelve-(12)-month period, Tenant’s subsequent violation of such provision shall, at Landlord’s option, be an incurable Default by Tenant. 7.2. Termination of the Lease. 7.2.1. If an Event of Default: (i) described in 7.1.5 hereof shall occur; or (ii) described in 7.1, 7.1.1, 7.1.2, 7.1.2, 7.1.4, 7.1.6, 7.1.7, 7.1.8, 7.1.9 or 7.1.10 shall occur and Landlord, at any time thereafter, at its option gives written notice to Tenant stating that this Lease and the Term shall expire and terminate on the date Landlord shall give Tenant such notice, such date being a date not less than three (3) days after the giving of such notice, then this Lease and the Term and all rights of Tenant under this Lease shall expire and terminate as if the date on which the Event of Default described in clause (i) above occurred or the date of such notice pursuant to clause (ii) above, as the case may be, were the Expiration Date or the last day of the Extension Term (as defined in Section 8.15), as the case may be, and Tenant immediately shall quit and surrender the

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 36 Premises, but Tenant shall nonetheless be liable for all of its obligations under this Lease. Anything contained herein to the contrary notwithstanding, if such termination shall be stayed by order of any court having jurisdiction over any proceeding described in 7.1.5 hereof, or by federal or state statute, then, following the expiration of any such stay, or if the trustee appointed in any such proceeding, Tenant or Tenant as debtor-in-possession shall fail to assume Tenant's obligations under this Lease within the period prescribed therefor by law or within thirty (30) days after entry of the order for relief or as may be allowed by the court. 7.2.2. If an Event of Default described in Section 7.1.1 hereof shall occur, or this Lease shall be terminated as provided in Section 7.2 hereof, Landlord, without notice, may, to the fullest extent of the law, reenter and repossess, without being deemed guilty of any manner of trespass, the Premises using such force for that purpose as may be necessary without being liable to indictment, prosecution or damages therefor and may dispossess Tenant by summary proceedings or otherwise. 7.2.3. In the event of any such termination, entry or re-entry and upon taking possession of the Premises, Landlord shall have the rights to remove and store Tenant’s Property and that of persons claiming by, through or under Tenant, at the sole risk and expense of Tenant and, if Landlord so elects, (x) to sell such Tenant’s Property at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant and pay the balance, if any, to Tenant, or (y) to dispose of such Tenant’s Property in any manner in which Landlord shall elect, Tenant hereby agreeing to the fullest extent permitted by law that it shall have no right, title or interest in any property remaining in the Premises after such termination, entry or re-entry and taking possession of the Premises. 7.3. Joint and Several Liability. If at any time: 7.3.1. Tenant shall be comprised of two (2) or more persons; or 7.3.2. Tenant's obligations under this Lease shall have been guaranteed by any person other than Tenant; or 7.3.3. Tenant's interest in this Lease shall have been assigned, the word "Tenant", as used in 7.1.4, shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in 7.1.5 shall be deemed paid as compensation for the use and occupation of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rent or a waiver on the part of Landlord of any rights under this Lease, including Section 7.2. In like manner, if Tenant shall be a partnership or other business association, the members of which are, by virtue of statute or federal Law, subject to personal liability, then the liability of each such member shall be joint and several. 7.4. Landlord's Remedies. 7.4.1. If there shall occur any Event of Default, and this Lease and the Term shall expire and come to an end as provided in Section 7 hereof:

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 37 (a) Tenant shall quit and peacefully surrender the Premises to Landlord, and Landlord and its agents may immediately, or at any time after such default or after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Premises or any part thereof, without notice, either by summary proceedings, or by any other applicable action or proceeding, or by force or otherwise (without being liable to indictment, prosecution or damages therefor, if such action is permitted by law), and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of their property and effects from the Premises; and (b) Landlord, at Landlord’s option, may relet the whole or any portion or portions of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine; provided, however, THAT LANDLORD SHALL HAVE NO OBLIGATION TO RELET THE PREMISES OR ANY PART THEREOF AND SHALL IN NO EVENT BE LIABLE FOR REFUSAL OR FAILURE TO RELET THE PREMISES OR ANY PART THEREOF, OR, IN THE EVENT OF ANY SUCH RELETTING, FOR REFUSAL OR FAILURE TO COLLECT ANY RENT DUE UPON ANY SUCH RELETTING, AND NO SUCH REFUSAL OR FAILURE SHALL OPERATE TO RELIEVE TENANT OF ANY LIABILITY UNDER THIS LEASE OR OTHERWISE AFFECT ANY SUCH LIABILITY, and Landlord, at Landlord's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability. Notwithstanding the foregoing, Landlord will use reasonable efforts to relet the Premises after Tenant vacates the Premises; however, the marketing and leasing of the Premises in a manner similar to the manner in which Landlord markets and leases other premises within Landlord’s control in the Building shall be deemed to have satisfied Landlord’s obligation to use “reasonable efforts”. In no event shall Landlord be required to (i) solicit or entertain negotiations with any other prospective tenants for the Premises unless and until Landlord obtains full and complete possession of the Premises, including the final and unappealable legal right to relet the Premises free of any claim of Tenant, (ii) lease the Premises to a tenant whose proposed use, in Landlord’s reasonable judgment, will be unacceptable, (iii) relet the Premises prior to leasing any other vacant space in the Building, suitable for the use of the prospective tenant, (iv) lease the Premises for a rental rate less than the current fair market rent then prevailing for similar space in the Building, or (v) enter into a lease with any proposed tenant that does not have, in Landlord’s reasonable but good faith opinion, sufficient financial wherewithal and resources to satisfy its financial obligations under the prospective lease. (c) Tenant shall pay Landlord, on demand, all past due Rent and other losses and damages Landlord suffers as a result of Tenant’s Default, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises. “Costs of Reletting” shall include all reasonable costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 38 granted to a new tenant. Landlord shall be entitled to take into account in connection with any such reletting of the Premises all relevant factors which would be taken into account by a sophisticated landlord in securing a replacement tenant for the Premises including the first class quality of the Property, matters of tenant mix, and the financial responsibility of any such replacement tenant. (d) Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (i) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (ii) any re-entry by Landlord, or (iii) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "re-enter," "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity. 7.5. Landlord's Damages. 7.5.1. If this Lease and the Term shall expire and come to an end as provided in Section 7.2 hereof, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in 7.4, as permitted by law, or by or under any summary proceeding or any other action or proceeding, then, in any of said events: (a) Tenant shall pay to Landlord all Base Rent, Additional Rent and other items of Rent payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be; (b) Tenant also shall be liable for and shall pay to Landlord, as damages, any deficiency (referred to as "Deficiency") between the Rent for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of clause (ii) of 7.4 for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's expenses in connection with the termination of this Lease, Landlord's re-entry upon the Premises and with such reletting, including, but not limited to, all repossession costs, brokerage commissions for such reletting, legal expenses, attorneys' fees and disbursements, alteration costs, contribution to work and other expenses of preparing the Premises for such reletting; any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Base Rent; Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding; and (c) whether or not Landlord shall have collected any monthly Deficiency as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand,

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 39 in lieu of any further Deficiency as and for liquidated and agreed final damages, a sum equal to the present value (using a discount rate equal to the then prime rate then charge by the of Bank of America, N.A.) of the amount by which the Rental for the period which otherwise would have constituted the unexpired portion of the Term (commencing on the date immediately succeeding the last date with respect to which a Deficiency, if any, was collected) exceeds the then fair and reasonable rental value of the Premises for the same period; and if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting. 7.5.2. If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Section 7.5. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the Base Rent reserved in this Lease. Nothing contained herein shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 7.5. ARTICLE VIII. MISCELLANEOUS 8.1. Security Deposit; Guaranty. Simultaneous with the execution and delivery of this Lease, Tenant has delivered to Landlord (a) the Security Deposit in the form of cash in the amount as set forth Article 1.1 of this Lease, and (b) a duly executed Lease Guaranty attached hereto as Exhibit H and incorporated herein by this reference from Olink Proteomics AB as security for the full and timely performance of Tenant’s obligations under the terms of this Lease. The Security Deposit shall be held by Landlord, without interest and Landlord shall be entitled to comingle the Security Deposit with other assets of the Landlord. 8.1.1. The Security Deposit is not an advance payment of Rent or a measure of damages. Landlord may from time to time and without prejudice to any other remedy provided in this Lease or by Law, use all or a portion of the Security Deposit to the extent necessary to satisfy past due Rent or to satisfy any other loss or damage resulting from Tenant’s breach under this Lease. If Landlord uses any portion of the Security Deposit, Tenant, within five (5) Business Days after demand, shall restore the Security Deposit to its original amount. If Tenant fully and faithfully complies with all the covenants hereunder and has paid all Base Rent and Additional Rent due hereunder through the time Tenant surrenders the Premises, Landlord shall return any unapplied portion of the Security Deposit to Tenant within forty-five (45) days after the later to occur of the Expiration Date or the date Tenant surrenders the Premises to Landlord in compliance with the terms and conditions of this Lease. Landlord may deliver or transfer the Security Deposit (or related letter of credit) to any purchaser of Landlord’s interest in the Premises or any successor Landlord, if applicable, and thereupon Landlord shall be discharged from any further liability with respect to the Security Deposit. Notwithstanding anything to the contrary contained herein, if, at any time during the Term of this Lease, there shall exist an Event of Default with respect to the Guarantor,

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 40 or if Guarantor shall default in or breach any of its obligations as contained herein, including, without limitation, the Lease Guaranty, then Tenant shall, within three (3) days after written notice from Landlord, deliver to Landlord, in cash, the amount of (the “Additional Security Deposit”) which amount shall be added to the initial Security Deposit, and, if Tenant timely delivers such Additional Security Deposit, then such Event of Default with respect to Guarantor, or default or breach by Guarantor with respect to any of its obligations as contained herein, shall be deemed cured. If Tenant shall fail to timely provide such Additional Security Deposit, then such failure by Tenant shall be considered an Event of Default. 8.1.2. Intentionally Omitted. 8.2. Parking; Loading Dock: Tenant (and any assignee or sublessee permitted hereunder) shall have the right to use three and three-tenths (3.3) vehicle spaces per each one thousand (1,000) rentable square feet of the Premises (equaling seventy-one (71) parking spaces for Tenant’s occupancy of approximately 21,482 rentable square feet) (“Tenant’s Parking Rights”). Of the seventy-one (71) allotted parking spaces, Tenant shall have the right to use (i) four (4) reserved, covered parking spaces adjacent to the Premises, which can be relocated at any time by Landlord, at Landlord’s sole discretion, to the structured parking garage, and Tenant shall be responsible, at Tenant’s sole cost and expense, for any and all signage identifying such spaces, and (ii) sixty- seven (67) unreserved parking spaces in the parking lot adjacent to the Building on a first come, first served basis. Tenant’s Parking Rights shall be non-transferable (directly or indirectly) to any other institutions, entities or individuals. Tenant’s use of the Tenant’s Parking Rights shall be limited to normal Building operating hours, and overnight parking at the Building shall be strictly prohibited. Landlord, in Landlord’s sole discretion, may institute a sticker system (the “Sticker System”) in connection with Tenant’s Parking Rights, and Tenant shall be solely responsible for distributing any and all such stickers to Tenant’s employees in connection therewith. Landlord may cause any such illegally parked car or any such car without a parking sticker, if applicable, to be towed from the parking lot, and Landlord may bill the owner of such car for any and all such costs and expenses in connection therewith. Tenant shall use best efforts to comply with any and all policies in connection with this Section 8.2. 8.2.1. Landlord shall not be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the parking lot. Landlord shall not be liable for any loss, injury or damage to persons using the parking lot or automobiles or other property thereon, it being agreed that, to the fullest extent permitted by law, the use of the parking lot and the parking spaces shall be at the sole risk of Tenant and its employees. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the parking lot. 8.2.2. Tenant’s Parking Rights shall be subject to such reasonable rules and regulations therefor as may be set and changed with reasonable prior notice by the Landlord from time to time and uniformly enforced by Landlord during the Term. Tenant’s Parking Rights are non-assignable and intended solely for the use of Tenant’s employees working from and business invitees to the Premises; and as such Tenant shall not offer them for “use” or “license” to any other entity, the general public, or any other tenants of the Building. All such appurtenant rights for parking as set forth in this Section are automatically terminated upon termination of this Lease and shall have no separate independent validity or legal standing. Landlord reserves the right to relocate and/or temporarily close any or all of the parking facilities to the extent necessary in the event of a casualty or governmental taking or for maintenance and repairs of the parking facility provided Landlord

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 41 shall reopen the same or provide replacement parking facilities in a location within reasonably close proximity to the Building as soon as practicable thereafter. 8.2.3. Tenant shall have the right to use on a non-exclusive basis, the Building’s sole loading dock (the “Loading Dock”). Tenant’s right to use the Loading Dock shall be non- transferable (directly or indirectly) to any other institutions, entities or individuals. Landlord shall not be liable for any loss, injury or damage to persons using the Loading Dock or vehicles or other property used in connection therewith, it being agreed that, to the fullest extent permitted by law, the use of the Loading Dock shall be at the sole risk of Tenant and its employees. Use of the Loading Dock shall be subject to such reasonable rules and regulations therefor as may be set and changed with reasonable prior notice by the Landlord from time to time and uniformly enforced by Landlord during the Term. All such appurtenant rights to use the Loading Dock as set forth in this Section are automatically terminated upon termination of this Lease and shall have no separate independent validity or legal standing. Landlord reserves the right to temporarily close the Loading Dock to the extent necessary in the event of a casualty or governmental taking or for maintenance and repairs of the Building, provided Landlord shall reopen the same as soon as practicable thereafter and Landlord shall provide as much advance notice as is reasonably possible, in Landlord’s sole discretion, once such decision is made by Landlord to temporarily close such Loading Dock. 8.3. Notice of Lease; Consent or Approval; Notices; Bind and Inure; Landlord’s Estate: The titles of the Articles are for convenience only and not to be considered in construing this Lease. The Exhibits attached hereto are incorporated herein by reference. Tenant agrees not to record this Lease, but upon request of either party, both parties shall execute and deliver a notice of this Lease in form appropriate for recording or registration, and if this Lease is terminated before the Term expires, an instrument in such form acknowledging the date of termination. Whenever any notice, approval, consent, request or election is given or made pursuant to this Lease it shall be in writing. Communications and payments shall be addressed if to Landlord at Landlord’s Address or at such other address as may have been specified by prior notice to Tenant; and if to Tenant at Tenant’s Address or at such other place as may have been specified by prior notice to Landlord. Any communication so addressed shall be mailed by registered or certified mail, return receipt requested, postage prepaid, by express mail, by express courier service, or by hand delivery. Notice or payment shall be deemed given when so delivered by hand or, if mailed by registered or certified mail, two days after it is deposited with the U.S. Postal Service, or if sent by express mail or courier service, one day after it is deposited with the U. S. Postal or such other service. If Landlord by notice to Tenant at any time designates some other person to receive payments or notices, all payments or notices thereafter by Tenant shall be paid or given to the agent designated until notice to the contrary is received by Tenant from Landlord. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that each original Landlord named herein and each successive owner of the Premises shall be liable only for obligations accruing during the period of its ownership. If Landlord shall at any time be an individual, joint venture, tenancy in common, firm or partnership (general or limited) a trust or trustees of a trust, it is specifically understood and agreed that there shall be no personal liability of the Landlord or any joint venturer, tenant, partner, trustee, shareholder, beneficiary or holder of a beneficial interest under any of the provisions hereof or arising out of the use or occupation of the Premises by Tenant. In the event of a breach or default by Landlord of any of its obligations under this Lease, Tenant shall look solely to the then equity of the Landlord in the Property for the satisfaction of

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 42 Tenant’s remedies, and it is expressly understood and agreed that Landlord’s liability under the terms, covenants, conditions, warranties and obligations of this Lease shall in no event exceed the value of such equity interest. 8.4. Landlord’s Failure to Enforce: The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon strict performance of, any covenant or condition of this Lease, or, with respect to such failure of Landlord, any of the Rules and Regulations referred to in Section 5.4, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation of any such Rules or Regulations. The receipt by Landlord of Base Rent or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord, or by Tenant, unless such waiver is in writing signed by the party to be charged. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty. 8.5. Acceptance of Partial Payments of Rent; Delivery of Keys: No acceptance by Landlord of a lesser sum than the Base Rent and Additional Rent then due shall be deemed to be other than on account of the earliest installment of such rent, due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy in this Lease provided. The delivery of keys to any employee of Landlord or to Landlord’s agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises. 8.6. Cumulative Remedies: The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions. 8.7. Partial Invalidity: If any term of this Lease, or the application thereof, to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law. 8.8. Self-Help: If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall, after notice to Tenant and providing Tenant with a five (5) day opportunity to cure (except in the case of emergency), have the right, but shall not be obligated, to enter upon the Premises or Building and to perform such obligation notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 43 Additional Rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease. 8.8.1. Tenant’s Self Help. If Landlord shall default in the performance of any material obligation expressly contained in this Lease, if Landlord shall not cure such default within thirty (30) days after written notice from Tenant specifying the default (or if such default shall reasonably take more than thirty (30) days to cure, and Landlord shall not have commenced the same within the thirty (30) day period), Tenant may, at its option, cure such default and any amount paid by Tenant, evidenced by invoices and receipts, in remedying such default shall be reimbursed by Landlord to Tenant within forty-five (45) days after written notice to Landlord. If Landlord shall fail to reimburse Tenant with the said forty-five (45) day period, said amount may be deducted from the next payment of Base Rent; provided, however, that should said amount or the liability therefor be disputed by Landlord, Landlord may contest its liability or the amount thereof, through arbitration or through a declaratory judgment action. Notwithstanding the foregoing, if Landlord’s default creates an imminent risk of bodily injury or a material amount of property damage, then Landlord shall cure such default immediately after written notice from Tenant specifying the default. If Landlord shall not have commenced the same immediately, then Tenant shall have the right to take such reasonable remedial action or complete such maintenance or repairs as may be reasonably necessary to remedy the default in accordance with the then-current emergency action plan created by Landlord and Tenant, subject to the reimbursement provisions above. Notwithstanding the foregoing, Landlord and Tenant hereby acknowledge and agree to use commercially reasonable efforts to create an emergency action plan in the event that any default creates an imminent risk of bodily injury or a material amount of property damage. 8.9. Estoppel Certificate: From time to time, within ten (10) Business Days next following request by Landlord, Tenant shall deliver to Landlord a written statement executed by Tenant, in form satisfactory to Landlord: 8.9.1. stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications); 8.9.2. setting forth the date to which the Base Rent and Additional Rent have been paid; 8.9.3. stating whether or not, to the best knowledge of Tenant, Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults; and 8.9.4. certifying as to any other matters reasonably requested by Landlord. If Tenant fails to execute and deliver such statement within such ten (10) Business Day timeframe, Landlord may send a second request to Tenant that includes the consequences of Tenant’s failure to execute and deliver such statement as noted below in bold font and if Tenant fails to execute and deliver such statement within five (5) days after receipt of such second request therefor, Tenant’s failure to execute and deliver such statement shall be conclusive upon Tenant that this Lease is in full force and effect without modification except as may be represented by Landlord in good faith in any such certificate prepared by Landlord and delivered to Tenant for execution. Tenant acknowledges that any statement delivered pursuant to this Section 8.9 may be relied upon by any purchaser or owner of the Property, Lot, Office Park or the Building, or

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 44 Landlord's interest in the Property, Lot, Office Park or the Building, or by any mortgage, or by an assignee of any mortgage, of the Property, Lot, Office Park or the Building. 8.10. Waiver of Subrogation: Any insurance carried by either party, or required to be carried by either party, with respect to the Premises or property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation against the other party. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by, or required to be covered by insurance carried by either party or required to be carried hereunder. 8.11. All Agreements Contained: This Lease contains all of the agreements of the parties with respect to the subject matter thereof and supersedes all prior dealings between them with respect to such subject matter. 8.12. Brokerage: Landlord and Tenant warrant to each other that they have had no dealings with any broker or agent in connection with this Lease other than Cresa Boston and Newmark Knight Frank (the “Broker(s)”), and each of such parties agrees that if its warranty stated above is incorrect, it shall defend with counsel approved by the other, hold harmless and indemnify the other from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any other broker or agent with respect to this Lease or the negotiation thereof. Landlord shall be responsible for payment of fees to Broker(s) per a separate agreement. 8.13. Submission Not an Option: The submission of this Lease or a summary of some or all of its provisions for examination does not constitute a reservation of or option of the Premises or an offer to lease and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant. 8.14. Transfer for Landlord: In the event of a sale or conveyance by Landlord of the Premises, the same shall operate to release Landlord from any liability accruing after such conveyance for any of the covenants or conditions, express or implied, herein contained in favor of Tenant, which and in such event Tenant agrees to look solely to Landlord’s successor in interest with respect thereto and agrees to attorn to such successor. 8.15. Option to Extend Term. 8.15.1. Provided (a) that there is not then existing an Event of Default (as defined in Article 7 of this Lease), (b) this Lease is still in full force and effect, and (c) Tenant (or a sublessee or assignee pursuant to a Permitted Transfer) is occupying fifty percent (50%) of the Premises, Tenant shall have the option to extend the initial term for one (1) five (5) year period (the “Extension Term”) commencing on the day immediately succeeding the Expiration Date of the then current term, under the same terms, covenants and conditions contained in this Lease (except that Landlord shall not be obligated to refurbish the Premises nor provide any allowance therefor, and there shall be no further extension options for a second option term); provided, however, that the Base Rent for the Extension Term shall be equal to the greater of (i) the Base Rent in effect during the last year of the initial Lease Term and (ii) the Fair Market Rent for comparable office space in the Building and the Waltham office market, having due regard for the size, location and use of the Premises. Regardless of whether the Base Rent for the Extension Term is calculated based on (i) or (ii) above in this Section 8.15.1, the Base Rent of the Extension Term shall include annual increases consistent with Fair Market Rent increases at the time of Tenant’s renewal exercise. In

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 45 the event Tenant exercises its option to extend the then current term as provided herein, the Expiration Date shall be that date which is the last day of the Extension Term, and Landlord and Tenant shall thereupon execute an amendment to this Lease in form satisfactory to Landlord (the “Extension Term Amendment”) extending the Expiration Date to this Lease and modifying the Base Rent in accordance with the provisions of this Section. 8.15.2. If Tenant desires to exercise its option to extend the Term as contained in this Section, time being of the essence, Tenant shall provide Landlord written notice not sooner than eighteen (18) months, and not later than twelve (12) months prior to the Expiration Date of the then current term. 8.15.3. “Fair Market Rent” shall mean the fair market rent, including concessions (and taking into account all market factors) that would be agreed upon between a landlord and a tenant entering into a new lease or renewal for comparable space in the Building and in the Waltham office market as to location, size and use, in a comparable building assuming the premises are in their then as-is condition, a comparable term and comparable operating expenses and real estate taxes, assuming that the landlord and the tenant are informed and well-advised and each is acting in what it considers its own best interests. Landlord and Tenant shall negotiate in good faith to determine the Fair Market Rent for the Extension Term for a period of thirty (30) days after the date on which Landlord receives Tenant’s written notice of Tenant’s election to extend the term, as provided hereunder. 8.15.4 In the event Landlord and Tenant are unable to agree upon the Fair Market Rent for the Extension Term within said thirty (30) day period, the Fair Market Rent shall be determined by a board of three (3) licensed commercial real estate appraisers, each having at least ten (10) years’ experience in office leasing in the Waltham office market, one of whom shall be named by Landlord, one of whom shall be named by Tenant and the two so appointed shall select the third. Landlord and Tenant agree to make their appointments within fifteen (15) days after the expiration of said thirty (30) day period. The two appraisers selected by Landlord and Tenant shall select the third appraisers within fifteen (15) days after they have both been selected, and each of Landlord’s and Tenant’s appraiser shall, within fifteen (15) days after the third appraiser is selected, submit his or her determination of Fair Market Rent to the third appraiser. The third appraiser shall select the determination of Landlord’s or Tenant’s appraiser that such third appraiser finds to most closely resemble Fair Market Rent, and that amount shall be the Base Rent during the Extension Term. Each party shall bear the cost of its appraiser and the parties shall share equally in the cost of the third appraiser. In the event that Fair Market Rent has not been determined as of the start of the Extension Term, then Base Rent shall be paid at the rate payable immediately prior thereto, and an adjustment, retroactive to the start of the Extension Term, shall be made once Fair Market Rent is known. Notwithstanding anything contained herein to the contrary, (i) if an Event of Default (as defined in Article 7) occurs at any time after the Tenant’s written exercise of the extension option, Landlord may elect, at Landlord’s sole discretion by written notice to Tenant, to reject Tenant’s exercise of the extension option. If Landlord so rejects Tenant’s exercise of the extension option, the extension option shall be null and void. 8.16. Intentionally Omitted. 8.17. Right of First Offer.

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 46 8.17.1. Beginning as of the date hereof, subject to the terms and conditions set forth below and subject to (i) the rights of existing tenants in the applicable space to extend the term of their lease and/or (ii) the prior rights, if any, of other tenants or occupants in the Building, Office Park or other buildings owned by Landlord with respect to the applicable space, Tenant shall have a one-time "Right of First Offer" to lease any space in the Building contiguous (below or on the same floor) to the Premises (the "ROFO Space"), but excluding space that is vacant as of the date hereof and for a period of six (6) months thereafter. 8.17.2. If there shall be less than three (3) years remaining in the then current Term, then Tenant's Right of First Offer for such ROFO Space shall be contingent upon Tenant effectively exercising its option, if any, to extend the Term pursuant to Section 8.15 above at the same time as it exercises such Right of First Offer, and the term of the ROFO Space shall be for the same Term as extended. 8.17.3. Landlord will notify Tenant of its plans to market any portion of the ROFO Space for lease to any unrelated third party. Landlord's notice shall specify the size and location of the ROFO Space that it plans to market, Landlord's estimate of the fair market rent for such ROFO Space, the date of availability of such ROFO Space and all other material terms and conditions which will apply to such ROFO Space. Tenant will notify Landlord within ten (10) Business Days of Landlord's notice if Tenant wishes to lease such ROFO Space from Landlord on the terms and conditions so specified. If Tenant notifies Landlord that it wishes to lease the ROFO Space, Landlord and Tenant shall execute an amendment to this Lease incorporating the ROFO Space into the Premises upon the terms contained in Landlord's notice within ten (10) Business Days thereafter. If Tenant fails to notify Landlord within said ten (10) Business Day period that Tenant intends to lease such ROFO Space, or fails to simultaneously exercise its option to extend, if necessary, or fails to execute a lease agreement for such ROFO Space within ten (10) Business Days of Tenant's notice of intent to Landlord, Tenant shall be deemed to have waived its rights with respect to the ROFO Space and Landlord shall be entitled to lease, at its sole discretion and without any further notice to Tenant, all or any portion of such ROFO Space to any third party or parties on such terms and conditions, including, without limitation, options to extend the term of such lease and/or expand the premises under such lease, and for such rent as Landlord determines, all in its sole discretion, and the Right of First Offer with respect to any such space shall be of no further force or effect; provided, however, that notwithstanding the foregoing, if Landlord desires to lease the ROFO Space to a prospective tenant for a net effective rent (i.e., the actual rent to be received per year, on average, during the proposed term determined by deducting from the face rental value for the term thereof the dollar value of all inducements, allowances, free rent, and other concessions proposed to be given) that is less than ninety percent (90%) of the net effective rent offered to Tenant, Landlord must first re-offer the ROFO Space to Tenant upon the terms set forth above. 8.17.4. Notwithstanding any contrary provision of this Section 8.17 or any other provision of this Lease, any Right of First Offer and any exercise by Tenant of any Right of First Offer shall be void and of no effect unless on the date Tenant notifies Landlord that it is exercising the Right of First Offer and on the commencement date of the amendment for the ROFO Space (i) this Lease is in full force and effect and (ii) no Event of Default has occurred under this Lease and is continuing (iii) except with respect to a sublessee or assignee pursuant to a Permitted Transfer, Tenant shall not have assigned this Lease, and there shall not be any sublease or subleases in effect

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 47 as of the commencement of the Term of the Lease for any of the ROFO Space as of the date of Landlord’s notice of the ROFO Space availability. 8.18. Landlord’s Property. Subject to Section 8.19 below, all fixtures, machinery, equipment, improvements and appurtenances attached to, or built into, the Premises at the commencement of, or during the Term, whether or not placed there by or at the expense of Tenant, shall become and remain a part of the Premises; shall be deemed the property of Landlord (the “Landlord’s Property”), without compensation or credit to Tenant; and shall not be removed by Tenant unless Landlord requests their removal in accordance with the provisions of this Lease. Further, any personal property in the Premises on the Commencement Date, movable or otherwise, unless installed and paid for by Tenant, shall be and shall remain the property of Landlord and shall not be removed by Tenant. In no event shall Tenant remove any of the following materials or equipment without Landlord’s prior written consent: any power wiring or power panels, lighting or lighting fixtures, wall or window coverings, carpets or other floor coverings, heaters, air conditioners or any other HVAC equipment, fencing or security gates, or other similar Building operating equipment and decorations. 8.19. Tenant’s Property. All movable non-structural partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment, that are installed in the Premises by, or for the account of, Tenant without expense to Landlord and that can be removed without structural damage to the Property, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively, the “Tenant’s Property”) shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term, provided Tenant repairs or pays the cost of repairing any damage to the Premises or to the Property resulting from the installation and/or removal thereof. At or before the Expiration Date, or the date of any earlier termination, Tenant, at its expense, shall remove from the Premises (i) all of Tenant’s Property, and (ii) any alterations, if any, as agreed in writing in accordance with all terms and conditions of this Lease, and Tenant shall repair any damage to the Premises or the Property resulting from any installation and/or removal of Tenant’s Property. If Tenant fails to remove any of Tenant’s Property, or to restore the Premises to the required condition, within two (2) days after termination of this Lease or Tenant’s right to possession, Landlord, at Tenant’s sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant’s Property and/or perform such restoration of the Premises. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred. If Tenant fails to remove Tenant’s Property from the Premises or storage, within thirty (30) days after notice, Landlord may deem all or any part of Tenant’s Property to be abandoned and, at Landlord’s option, title to Tenant’s Property shall vest in Landlord or Landlord may dispose of Tenant’s Property in any manner Landlord deems appropriate. 8.20. Waiver. Landlord and Tenant hereby waives the right to recover from the other any incidental, statutory, indirect, consequential, special or punitive damages, loss of profits or revenue. 8.21. Right to Relocate or Recapture Storage Room. If Landlord so requests, with thirty (30) days prior written notice, Tenant, at Tenant’s option, shall elect to either (i) vacate the Storage Room (as hereinafter defined) and relocate to a substitute storage room, or (ii) have Landlord recapture a portion of the Storage Room up to a maximum of twenty (20) square feet next to the

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 48 existing shaft. In either event, Tenant hereby acknowledges and agrees that Tenant shall reasonably cooperate with Landlord pursuant to any such request in connection with relocating or recapturing the Storage Room. 8.21.1. In the event that Tenant elects to vacate the Storage Room and relocate to a substitute storage room, then Tenant shall vacate the storage room identified in the location attached hereto as Exhibit J and incorporated herein by this reference (the “Storage Room”), and relinquish its rights with respect to the same, provided that (i) Landlord shall have the right to install, at Landlord’s sole cost, a shaft in the Storage Room, and (ii) Landlord shall provide to Tenant substitute storage space, and further provided that Landlord shall, at its sole cost, move Tenant and its removable property from the Storage Room to such new space in such manner as will minimize, to the greatest extent practicable, undue interference with the business or operation of Tenant. Landlord shall use commercially reasonable efforts to minimize disruption to Tenant’s business operations during Landlord’s installation of such shaft, but there shall be no diminution or abatement of Base Rent or Additional Rent or other compensation due from Landlord to Tenant hereunder, nor shall the Lease be affected or any of Tenant’s obligations hereunder be reduced, and Landlord shall have no responsibility or liability of any inconvenience or disruption to Tenant’s business, except as otherwise expressly set forth herein. Any such substitute storage space shall, from and after such relocation, be treated as part of the Premises demised under this Lease and shall be occupied by Tenant under the same terms, provisions, and conditions as are set forth in this Lease, except that if the substitute storage space has a rental area equal to or less than that of the Storage Room, the rent payable under this Lease, effective on the date the substitute storage space is available for occupancy, by Tenant shall be decreased appropriately. If the substitute storage space has a rental area greater than that of the Storage Room, the rent payable under this Lease shall remain unchanged. 8.21.2. In the event that Tenant elects to have Landlord recapture a portion of the Storage Room up to a maximum of twenty (20) square feet next to the existing shaft, then this Lease shall end and expire with respect to that portion of the Storage Room on the date that Landlord recaptures that portion of the Storage Room, (x) Rent shall be apportioned, paid or refunded as of such date, (y) upon Landlord’s request, Tenant shall enter into an amendment of this Lease ratifying and confirming such recapture of that portion of the Storage Room, and setting forth any appropriate modifications to the terms and conditions of this Lease as a result thereof, and/or (z) Landlord may elect, in its discretion, to install a new shaft to accommodate the needs of other tenants of the Building, and Tenant hereby consents to Landlord performing such installation work within the Storage Room. 8.22. Counterparts. This Agreement may be executed in any number of counterparts (including facsimiles), each of which will be deemed an original, but all of which will be deemed one and the same instrument. 8.23. Miscellaneous. (a) Time is of the essence with regard to this Lease and all of its provisions. (b) This Lease shall be interpreted and enforced in accordance with the Laws of the Commonwealth of Massachusetts and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of the Commonwealth of Massachusetts.

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 49 (c) If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides. (d) This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant. (e) Permission to Use Tenant's Logo: Tenant hereby grants to Landlord’s affiliate, Jumbo Capital Management, LLC, a non-exclusive, limited, non-assignable, and revocable license to use and display Tenant’s word marks, tradenames or logo (“Tenant’s Logo”) in electronic form on Landlord’s website (the “Permitted Platform”) for the sole purpose of identifying Tenant as a tenant of Landlord’s building (the “Permitted Purpose”), provided however, the actual use and display of the Logo shall subject to Tenant’s reasonable approval and direction. Such license shall terminate upon the earlier of the date that is thirty (30) days following (a) Landlord’s receipt of Tenant’s written request to terminate such license or (b) the expiration or termination of the Lease. Upon termination of such license, Landlord shall refrain from further use of Tenant’s Logo for the Permitted Purpose on the Permitted Platform. ARTICLE IX. SUBORDINATION 9.1. Subordination: This Lease shall be subject and subordinate to any first mortgage now or hereafter on the Lot, the Office Park or Building, or any combination thereof, which are separately and together hereinafter in this Article IX referred to as the “mortgaged premises,” and to each advance made or hereafter to be made under any mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefore. This Section 9.1 shall be self- operative and no further instrument of subordination shall be required; however, Tenant shall execute and deliver promptly any instrument, in recordable form if requested by Landlord or any mortgagee, that Landlord, any Lessor or mortgagee may request to evidence and confirm such subordination, which document and/or instrument shall be reasonably acceptable to Tenant. If, in connection with the financing of the Property, the Office Park, the Lot or the Building, or if any lending institution or Lessor shall request reasonable modifications of this Lease that do not increase Tenant's monetary obligations under this Lease, or materially adversely affect or diminish the rights, or materially increase the other obligations of Tenant under this Lease, Tenant shall make such modifications and any reasonable expense incurred by Tenant for legal fees shall be reimbursed by Landlord within thirty (30) days after receipt of an invoice therefor and reasonable supporting documentation in connection therewith. Within a commercially reasonable period of time after execution of this Lease, Landlord shall use commercially reasonable efforts to obtain from holders of all mortgages or ground leases, as applicable, having an interest in the Premises superior to the interest of Tenant hereunder, a Non- Disturbance Agreement signed by the holder of any mortgages, ground leases, or deeds of trust upon the Property, which Non-Disturbance Agreement shall be reasonably acceptable to Tenant.

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 50 9.2. Attornment. If at any time prior to the expiration of the Term, any mortgagee comes into possession of the Property, the Lot or the Building or the estate created by receiver or otherwise, Tenant agrees, at the election and upon demand of any owner of the Property, the Lot or the Building, or of the Landlord, or of any mortgagee in possession of the Property, the Lot or the Building, (i) to attorn, from time to time, to any such owner, Landlord or mortgagee or any person acquiring the interest of Landlord as a result of any such termination, or as a result of a foreclosure of the mortgage or the granting of a deed in lieu of foreclosure, upon the then executory terms and conditions of this Lease, for the remainder of the Term, and (ii) to execute an instrument in writing reasonably satisfactory to the new owner, landlord or mortgagee, or receiver caused to be appointed by any of the foregoing, as the case may be, and Tenant whereby Tenant attorns to such successor in interest and recognizes such successor as the Landlord under this Lease; provided that such owner, landlord or mortgagee, or receiver caused to be appointed by any of the foregoing, as the case may be, agrees in writing to honor the terms and conditions hereof. ARTICLE X MISCLLANEOUS. 10.1 Landlord Representations. Landlord represents and warrants to Tenant that: (i) Landlord and the party executing on behalf of Landlord are fully and properly authorized to execute and enter into this Lease on behalf of and to deliver this Lease to Tenant; (ii) Landlord is the sole owner of the property and owns a fee simple interest therein; (iii) to Landlord’s actual knowledge, Landlord has not received any written notice that the Property is in violation of any applicable environmental laws; and (iv) to Landlord’s actual knowledge, Landlord is not currently a party in any litigation which could impair Landlord’s ability to observe the terms and conditions of this Lease or perform its obligations hereunder. ARTICLE XI. GENERATOR 11.1.1. Grant of Rights. Landlord grants Tenant the appurtenant, exclusive, and irrevocable (except upon the expiration or earlier termination of this Lease, or as otherwise provided in this Section) license at no additional charge (other than to the extent included in Operating Costs), but otherwise subject to the terms and conditions of this Lease, to use that portion of the Property in the location set forth in Exhibit M attached hereto and incorporated herein by this reference (the “Generator Area”) to operate, maintain, repair, and replace a generator (the “Generator”) approved by Landlord for Tenant’s own use, appurtenant to the Permitted Use, and to be installed by Tenant, at Tenant’s sole cost and expense, and in accordance with all terms and conditions contained herein, and in compliance with all Laws. 11.1.2. Installation and Maintenance of Generator. Tenant shall install the Generator, at its sole cost and expense, at such times and in such manner as Landlord may reasonably designate and in accordance with all of the provisions of this Lease, and otherwise in accordance with all Laws. Prior to any such installation or modification of the Generator, Tenant shall receive Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall not install or operate the Generator until it receives Landlord’s prior

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 51 written approval of the plans for such work, which approval shall not be unreasonably withheld, conditioned, or delayed. Prior to Tenant commencing the installation of the Generator, Tenant shall provide Landlord with copies of all required permits, licenses and authorizations that Tenant will obtain at its own expense and that Tenant will maintain at all times during the operation of such Generator. Landlord may withhold approval if the installation or operation of the Generator reasonably would be expected to damage the structural integrity of the Building or the Property. Tenant shall maintain the Generator in compliance with all applicable Laws, including any municipal noise ordinance. Tenant shall cooperate with Landlord as reasonably required to accommodate any building or grounds work during the Term. Tenant’s right to perform any such work in connection with the Generator shall be limited to normal building hours by prior appointment with the property manager, except in the case of emergencies threatening life or personal property. Tenant, at its sole cost and expense, shall cause a qualified contractor to inspect the Generator Area as frequently as consistent with applicable laws and best practices observed by other users of equipment of similar size, function, and manner of installation as the Generator, but in no event less frequently than once per calendar month; shall correct any loose bolts, fittings or other appurtenances related to the Generator and shall repair any damage to the areas surrounding the Generator Area caused by the installation or operation of the Generator or its appurtenances. Tenant shall pay Landlord following a written request therefor, with the next payment of rent, (i) all applicable taxes or governmental charges, fees, or impositions imposed on Landlord because of Tenant’s use of the Generator Area and (ii) the amount of any increase in Landlord’s insurance premiums as a result of the installation of the Generator. The Generator shall be fenced in or otherwise protected in accordance with best practices observed by other users of similarly-sized equipment with similar functions. 11.1.3. Indemnification. Tenant agrees that the installation and operation of the Generator shall be at its sole risk. Except to the extent due to the gross negligence or willful misconduct of Landlord, Tenant shall indemnify and defend Landlord and other Landlord indemnities against any liability, claim or cost, including reasonable attorneys’ fees, incurred in connection with the loss of life, personal injury, damage to property or business or any other loss or injury arising out of the installation, use, or operation of the Generator by Tenant or its employees, agents, or contractors, including any liability arising out of Tenant’s violation of this Section. Except to the extent due to the gross negligence or willful misconduct of Landlord, Landlord assumes no responsibility for interference in the operation of the Generator caused by other tenants’ equipment, or for interference in the operation of other tenants’ equipment caused by the Generator, and Tenant hereby waives any claims against Landlord arising from such interference. The provisions of this paragraph shall survive the expiration or earlier termination of this Lease. 11.1.4. Ownership of the Generator. During the Term of the Lease, the Generator shall be treated as Tenant’s personal property for all purposes. Upon the expiration or earlier termination of the Lease, the Generator shall become the property of Landlord. Provided that Landlord has a reasonable basis to conduct any such environmental testing, Landlord may require environmental testing by a consultant and with a scope of work reasonably acceptable to Landlord to determine if there has been a release of oil or hazardous substances with respect to the use by Tenant of the Generator. If the environmental report determines that an environmental condition exists in the vicinity of the Generator Area involving oil or hazardous substances due to Tenant’s use of the Generator, then Tenant shall further investigate and remediate the affected area and be responsible for complying with all applicable environmental laws in connection therewith. If

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 52 Landlord reasonably determines that additional environmental testing is necessary to verify that the environmental condition has been fully remediated, then Tenant shall reimburse Landlord for the reasonable cost associated therewith. The provisions of this paragraph shall survive the expiration or earlier termination of the Lease. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK] [SIGNATURE PAGE TO FOLLOW]

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 53 IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed as of the date set forth above. LANDLORD: JC/SMP WALTHAM OWNER, LLC By: BABAR, LLC its Manager By: Name: Jay O. Hirsh Title: Authorized Signatory TENANT: OLINK PROTEOMICS INC. By: Name: William Campbell Title: President and CEO [SIGNATURE PAGE TO LEASE]

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 A EXHIBIT A SITE PLAN See attached.

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 EXHIBIT B FLOOR PLAN See attached. B

A1.05 SCALE: 3/16 = 1'-0 © 2020 Copyright Miller Dyer Spears Inc. 3/30/2021 7:20:22 PM C:\Revit Projects\130 Turner St - Schematic_ssok.rvt B1 B2A DocuSign Envelope D: 2B08AB2112475E20-009F4306449A91C2-8-AAADCE3-BC4A993456CFEBB1AD351FC4 INTERIOR FIT OUT 130 TURNER ST WALTHAM, MA 02453 Owner's Project Manager Cresa 280 Congress Street, Floor 10 Boston, MA 02210 617-758-6000 www cresa com General Contractor PIDC Construction 25 Birch Street Milford, MA 01757 508-381-6100 www pidc-construction.com MEP & FP Engineers AHA Consulting Engineers 24 Hartwell Avenue, Third Floor Lexington, MA 02421 781-372-3000 www aha-engineers com 5 1 2 3 4 6 7 8 9 Code Consultants Code Red Consultants 154 Turnpike Road, Suite 200 Southborough, MA 01772 617-500-7633 www coderedconsultants.com A Key Plan B2 SECOND FLOOR N B MDS / MILLER DYER SPEARS 99 CHAUNCY STREET, 8TH FLOOR, BOSTON, MA 02111 617-338-5350 mds-bos.com C Project Status: PERMIT SET MDS Project Number: 2104-001 Drawn By: SS Checked By: D Date: NG 04/06/21 Issues No. Date Description 1 04/06/2021 PERMIT SET Revisions No. Date Description E SECOND FLOOR EQUIPMENT PLAN SCALE: 3/16" = 1'-0" SECOND FLOOR EQUIPMENT PLAN Seal: 1 EQUIPMENT SCHEDULE TYPE MARK DESCRIPTION QUANTITY FREEZERS 125 3 ISOTEMP GP LABORATORY FREEZER. -20C 8 4 TSX ULT FREEZER, -86C 7 5 ISOTEMP REFRIGERATOR, 17cf 5 KIT FREEZERS 132A 3 ISOTEMP GP LABORATORY FREEZER. -20C 3 4 TSX ULT FREEZER, -86C 2 5 ISOTEMP REFRIGERATOR, 17cf 3 NGS POST 121 1 BIOSAFETY CABINET, TYPE A2 2 3 ISOTEMP GP LABORATORY FREEZER. -20C 1 5 ISOTEMP REFRIGERATOR, 17cf 1 8 EPMOTION 9 9 NOVASEQ 6000 3 10 NOVASEQ - UPS 3 14 SORVALL ST-8 CENTRIFUGE 2 16 PROFLEX THERMAL CYCLER 28 18 BIOANALYZER 2 19 CENTRIFUGE, EPPENDORF MINI SPIN 1 20 MINI CENTRIFUGE, MYSPIN 6 2 21 ANALOG VORTEX SPINNER 2 NGS PRE 120 1 BIOSAFETY CABINET, TYPE A2 2 3 ISOTEMP GP LABORATORY FREEZER. -20C 1 5 ISOTEMP REFRIGERATOR, 17cf 1 12 DRAGONFLY DISCOVERY 5 13 MOSQUITO 9 14 SORVALL ST-8 CENTRIFUGE 2 20 MINI CENTRIFUGE, MYSPIN 6 2 21 ANALOG VORTEX SPINNER 2 EQUIPMENT SCHEDULE TYPE MARK DESCRIPTION QUANTITY PREP 124 1 BIOSAFETY CABINET, TYPE A2 1 2 FUME HOOD (3'-0") 1 6 ISOTEMP UC FREEZER, 5 cf 1 21 ANALOG VORTEX SPINNER 1 28 MINI CENTRIFUGE, MYFUGE 5 1 QPCR POST 122 1 BIOSAFETY CABINET, TYPE A2 2 3 ISOTEMP GP LABORATORY FREEZER. -20C 1 6 ISOTEMP UC FREEZER, 5 cf 2 7 ISOTEMP UC REFRIGERATOR, 5.5 cf 2 11 BIOMARK 6 14 SORVALL ST-8 CENTRIFUGE 2 15 SIGNATURE 4 17 IFC CONTROLLER 13 20 MINI CENTRIFUGE, MYSPIN 6 2 21 ANALOG VORTEX SPINNER 2 22 THERMA CYCLER 18 QPCR PRE/R&D 123 1 BIOSAFETY CABINET, TYPE A2 4 3 ISOTEMP GP LABORATORY FREEZER. -20C 1 4 TSX ULT FREEZER, -86C 1 5 ISOTEMP REFRIGERATOR, 17cf 1 6 ISOTEMP UC FREEZER, 5 cf 1 7 ISOTEMP UC REFRIGERATOR, 5.5 cf 2 14 SORVALL ST-8 CENTRIFUGE 2 20 MINI CENTRIFUGE, MYSPIN 6 2 21 ANALOG VORTEX SPINNER 3 23 ANALYTICAL BALANCES 1 24 NANODROP 1 25 PH METER WITH PRECISION ELECTRODE 1 26 CENTRIFUGE, CE-IVD 1 27 CENTRIFUGE, ACCUSPIN MICRO 1 28 MINI CENTRIFUGE, MYFUGE 5 1 EQUIPMENT LEGEND TYPE MARK DESCRIPTION MFG MODEL # QUANTITY DIMENSIONS (WxDxH) WEIGHT MOUNTING (BENCH/FLOOR/RACK) POWER EM. POWER ALARM SPECIALTY GASES Comments VOLTAGE PHASE AMP NEMA 1 BIOSAFETY CABINET, TYPE A2 THERMO SCIENTIFIC 1375 11 74.8x31.5x61.8 550 FLOOR 120/10A NEMA 5-15P NO 2 FUME HOOD (3'-0") THERMO SCIENTIFIC 1 48x36x56 550 FLOOR 120/10A NEMA 5-15P NO 3 ISOTEMP GP LABORATORY FREEZER. -20C FISHERBRAND ISOTEMP 20LFEEFSA 15 32.1x34.73.1 200 FLOOR 115 5A NEMA 5-15P YES 4 TSX ULT FREEZER, -86C THERMO SCIENTIFIC TSX40086ARAK 10 28.3x37.6x71.9 573 FLOOR 115 9.0/15A NEMA 5-15P YES 5 ISOTEMP REFRIGERATOR, 17cf FISHERBRAND ISOTEMP 17LREEFSA 11 34x28.5x67.7 230 FLOOR 115 6.5A NEMA 5-15P YES 6 ISOTEMP UC FREEZER, 5 cf FISHERBRAND ISOTEMP 05LFEEFSA 4 23.8x25.9x33.4 FLOOR 115 YES 7 ISOTEMP UC REFRIGERATOR, 5.5 cf FISHERBRAND ISOTEMP 05LREEFSA 4 23.6x23.5x33.5 FLOOR 115 YES 8 EPMOTION EPPENDORF 9 43x24x27 250 MAYBE 9 NOVASEQ 6000 ILLUMINA 3 31.5x37.2x65.2 1059 YES 10 NOVASEQ - UPS ILLUMINA 3 26.3x6.8x17 210 YES 11 BIOMARK FLUIDIGM 6 29.5x29.5x39.4 308 MAYBE 12 DRAGONFLY DISCOVERY SPTLABTECH 5 23x24x25 101 MAYBE 13 MOSQUITO SPTLABTECH 9 17.3x18.5x27 59 14 SORVALL ST-8 CENTRIFUGE THERMO SCIENTIFIC 8 14.6x19.3x12.2 77 15 SIGNATURE 4 10.7x23.7x21.7 MAYBE 16 PROFLEX THERMAL CYCLER THERMO SCIENTIFIC 28 10x27x18 45 MAYBE 17 IFC CONTROLLER FLUIDIGM IFC HX 13 9.5x19x13 62 MAYBE 18 BIOANALYZER AGILENT 2 7x17x12 22 MAYBE 19 CENTRIFUGE, EPPENDORF MINI SPIN EPPENDORF MINI SPIN 5452 1 9x9.5x4.8 49 20 MINI CENTRIFUGE, MYSPIN 6 MYSPIN 6 8 5x6x4 2 USED INSIDE OF BSC 21 ANALOG VORTEX SPINNER N/A 10 6.6x9.5x6.3 3 USED INSIDE OF BSC 22 THERMA CYCLER SIMPLIAMP 18 9.5x18x8.3 101 MAYBE 23 ANALYTICAL BALANCES PRECISION ELECTRODE FISHERBRAND N/A 1 8x12.5x12 3 24 NANODROP N/A 1 10x8x12.7 3 25 PH METER WITH PRECISION ELECTRODE WTW INOLAB 7310 BENCHTOP PH METER 1 8x12.5x12 3 26 CENTRIFUGE, CE-IVD EPPENDORF CE-IVD 1 11.7x18.3x10 3 27 CENTRIFUGE, ACCUSPIN MICRO ACCUPSPIN MICRO 17R 1 11.7x13x17.5 3 28 MINI CENTRIFUGE, MYFUGE 5 MYFUGE 5 2 5.5x8x4.4 2 USED INSIDE OF BSC

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 EXHIBIT C DEMO PLAN See attached. C

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 EXHIBIT C-1 LANDLORD / TENANT MATRIX See attached. C-1

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 C-2 EXHIBIT C-2 CRITICAL PATH WORK . • Gas Fired DX Make Up Air Handling Unit & Exhaust Fans - 16,000cfm - 55degF discharge temperature ducted to within the Premises through the roof. • New or Repurposed Office HVAC unit(s). • Structural Steel Dunnage for Make Up Air Handling Unit & Exhausts. • Boiler Plant Expansion for Lab Reheat load. HW Supply and Return Piping shall be piped from the mechanical room to a set of isolation values with the Premises. • 600amps @ 480V/277V 3PH Power. • 1st Floor Loading Dock, PH, Storage Areas. • Freight Elevator & Freight Elevator Lobbies - Complete by November 30, 2021. • Other Work set forth in the Feasibility Study dated 12/2/20 and otherwise required to complete the above, including, but not limited to, Gas, Sanitary, Waste & Vent, Fire Alarm, Security, DDC Controls, Commissioning.

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 C-3 EXHIBIT C-3 CONSTRUCTION SCHEDULE See attached.

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4

PIDC CONSTRUCTION

OLINK LAB/OFFICE
DESIGN - PERMIT - CONSTRUCTION SCHEDULE

ID	Task Name	Duration	Start	Finish	% Complete
1	**SITE SELECTION / LOI / LEASE**	**63 days**	**1/11/21**	**4/7/21**	87%
2	SIGN LOI	23 days	1/11/21	2/10/21	100%
3	LEASE NEGOTIATION	40 days	2/11/21	4/7/21	80%
4	**ENGINEERING & DESIGN SERVICES**	**95 days**	**1/11/21**	**5/21/21**	54%
5	**PROGRAMMING**	**30 days**	**1/11/21**	**2/19/21**	100%
6	CONFIRM / REFINE PROGRAM REQUIREMENTS / PHASING	5 days	1/11/21	1/15/21	100%
7	DESIGN KICKOFF	0 days	1/18/21	1/18/21	100%
8	UPDATE & REFINE PROGRAM LAYOUT	15 days	1/19/21	2/8/21	100%
9	UPDATE EQUIPMENT LIST / DESIGNATE ROOM LOC. POWER NEEDS, OTHER	15 days	1/19/21	2/8/21	100%
10	PROGRAMMING - INITIAL 130T FIT PLAN	5 days	2/8/21	2/12/21	100%
11	DESIGN REVIEW	0 days	2/12/21	2/12/21	100%
12	UPDATE PROGRAM LAYOUT / REFINE LAB LAYOUT	5 days	2/15/21	2/19/21	100%
13	MEP - REVIEW & BUDGET 130T BASIS OF DESIGN (BOD)	9 days	2/9/21	2/19/21	100%
14	**SCHEMATIC DESIGN PHASE**	**11 days**	**2/22/21**	**3/8/21**	**100%**
15	SCHEMATIC DESIGN - FLOOR PLAN, RCP, PREL. MEP	11 days	2/22/21	3/8/21	100%
16	**DESIGN DEVELOPMENT PHASE**	**45 days**	**2/22/21**	**4/23/21**	**53%**
17	CORE/SHELL - MEP INFRASTRUCTURE DESIGN - HVAC, POWER, BOILERS	16 days	3/1/21	3/22/21	100%
18	SELECT LONG LEAD MECHANICALS - MUA & EF	11 days	2/22/21	3/8/21	100%
19	SELECT LONG LEAD - FREIGHT ELEVATOR	24 days	3/23/21	4/23/21	0%
20	PREPARE & FILE INI APPLICATION TO CITY	13 days	3/5/21	3/23/21	100%
21	DESIGN DEVELOPMENT - ALL DISCIPLINES	12 days	3/9/21	3/24/21	0%
22	**PERMIT DOCUMENTS**	**34 days**	**3/9/21**	**4/23/21**	**31%**
23	UPDATE & ISSUE PERMIT SET - LL WORK	24 days	3/23/21	4/23/21	0%
24	UPDATE & ISSUE PERMIT SET - OLINK WORK	21 days	3/9/21	4/6/21	67%
25	**CONSTRUCTION DOCUMENT PHASE**	**33 days**	**4/7/21**	**5/21/21**	**0%**
26	PREPARE & ISSUE FINAL CD's / FINAL FINISH SELECTIONS (As/If Required)	15 days	4/7/21	4/27/21	0%
27	PREPARE & ISSUE FINAL CD's / LL WORK	20 days	4/26/21	5/21/21	0%
28	**PRECONSTRUCTION SERVICES**	**92 days**	**1/11/21**	**5/18/21**	61%
29	SITE LOGISTICS / SCHEDULING UPDATES	30 days	1/11/21	2/19/21	100%
30	PIDC WALKTHROUGH, FIELD SURVEY & INSPECTIONS	2 days	1/15/21	1/18/21	100%
31	COST AVOIDANCE / ALTERNATIVES / VE	30 days	1/19/21	3/1/21	80%
32	PROGRAM LAYOUT BUDGET ESTIMATE	5 days	2/15/21	2/19/21	100%
33	SCHEMATIC DESIGN BUDGET UPDATE	5 days	3/9/21	3/15/21	100%
34	DESIGN DEVELOPMENT BUDGET UPDATE	7 days	3/25/21	4/2/21	0%
35	PREPARE COVID-19 PROTOCOLS & SAFETY PLAN	10 days	3/25/21	4/7/21	0%
36	GMP PRICING - LL WORK (Based on Trade Bids)	18 days	4/23/21	5/18/21	0%
37	GMP PRICING - OLINK (Based on Final CD's)	20 days	4/7/21	5/4/21	0%
38	VENDOR / SUB PREQUALIFICATION / PROCUREMENT T&C's	30 days	1/25/21	3/5/21	100%
39	**BID / AWARD ACTIVITIES**	**57 days**	**3/9/21**	**5/26/21**	5%
40	**BID / AWARD LONG LEAD EQUIPMENT / LL WORK**	**57 days**	**3/9/21**	**5/26/21**	**24%**
41	LONG LEADS - MEP INFRASTRUCTURE - MUA, EF, OTHER	18 days	3/9/21	4/1/21	90%
42	BID / AWARD - FREIGHT ELEVATOR	15 days	4/26/21	5/14/21	0%
43	BID / AWARD - LL WORK SUBTRADES	20 days	4/29/21	5/26/21	0%
44	MISC. STEEL - ROOF DUNNAGE FOR RTE	15 days	4/26/21	5/14/21	0%
45	**BID / AWARD TRADE PACKAGES**	**35 days**	**4/7/21**	**5/25/21**	**0%**
46	DEMOLITION	15 days	4/7/21	5/3/21	0%
47	ARCHITECTURAL TRADES	25 days	4/7/21	5/13/21	0%
48	HVAC SUB	15 days	4/7/21	4/27/21	0%
49	PLUMBING, ELECTRICAL & FP SUBS	18 days	4/7/21	4/30/21	0%
50	MISC. STEEL - ROOF DUNNAGE FOR RTE	20 days	4/7/21	5/4/21	0%
51	DDC CONTROLS	20 days	4/7/21	5/6/21	0%
52	OTHER TRADES	35 days	4/7/21	5/25/21	0%
53	LAB TABLES & MOVEABLE BENCHES	15 days	4/7/21	5/4/21	0%
54	AUTOCLAVE, GW, ICE MAKER (By PIDC?)	22 days	4/7/21	5/6/21	0%
55	**BID AWARD - OLINK F,F&E**	**20 days**	**4/7/21**	**5/4/21**	0%
56	OFFICE FURNITURE	20 days	4/7/21	5/4/21	0%
57	TELECOMMUNICATIONS EQUIPMENT & WIRING	20 days	4/7/21	5/4/21	0%
58	SECURITY	20 days	4/7/21	5/4/21	0%
59	**SUBMIT, FABRICATE & DELIVER**	**126 days**	**4/2/21**	**9/24/21**	0%
60	**SUBMITTALS & APPROVAL**	**57 days**	**4/2/21**	**6/21/21**	**0%**
61	**S/A LONG LEAD EQUIPMENT**	**57 days**	**4/2/21**	**6/21/21**	**0%**
62	MEP INFRASTRUCTURE - MUA, EF, OTHER	15 days	4/2/21	4/22/21	0%
63	FREIGHT ELEVATOR	20 days	5/17/21	6/11/21	0%
64	M/S/A - MISC. STEEL - ROOF DUNNAGE FOR RTE	18 days	5/27/21	6/21/21	0%
65	**S/A TRADE CONTRACTOR SUBMITTALS**	**35 days**	**4/28/21**	**6/15/21**	**0%**
66	S/A HVAC SHEETMETAL (Duct Stds & Field Measure Mains)	3 days	4/28/21	4/30/21	0%
67	S/A OTHER HVAC EQUIPMENT	15 days	5/3/21	5/21/21	0%
68	S/A - LAB CASEWORK	15 days	5/4/21	5/25/21	0%
69	S/A - D/F/H	10 days	5/14/21	5/27/21	0%
70	S/A ELECTRICAL PANELBOARDS, OTHER	12 days	5/20/21	6/4/21	0%
71	S/A FIRE PROTECTION	8 days	5/17/21	5/26/21	0%
72	S/A GLASS & GLAZING	20 days	5/14/21	6/10/21	0%
73	S/A ARCHITECTURAL SYSTEMS & FINISHES	20 days	4/30/21	5/27/21	0%
74	S/A OTHER MATERIALS & EQUIPMENT	20 days	5/14/21	6/10/21	0%
75	S/A AUTOCLAVE, GLASS WASH & ICE MAKER / OTHER	20 days	5/7/21	6/3/21	0%
76	S/A - PH SKID	15 days	5/26/21	6/15/21	0%
77	**S/A OLINK - F,F&E**	**20 days**	**5/4/21**	**6/1/21**	**0%**
78	OFFICE FURNITURE	20 days	5/4/21	6/1/21	0%
79	TELECOMMUNICATIONS EQUIPMENT & WIRING	15 days	5/5/21	5/25/21	0%
80	SECURITY	15 days	5/5/21	5/25/21	0%
81	**FABRICATE, TEST & DELIVER**	**111 days**	**4/23/21**	**9/24/21**	**0%**
82	**F/T/D LONG LEAD EQUIPMENT**	**111 days**	**4/23/21**	**9/24/21**	**0%**
83	MEP INFRASTRUCTURE - MEA, EF, OTHER	85 days	4/23/21	8/19/21	0%
84	F/D - FREIGHT ELEVATOR (Post Approvals & Deposit)	75 days	6/14/21	9/24/21	0%
85	F/D - MISC. STEEL DUNNAGE FOR RTE	35 days	6/22/21	8/9/21	0%
86	**FABRICATE & DELIVER TRADE CONTRACTOR EQUIP/MAT'LS**	**84.75 days**	**4/28/21**	**8/24/21**	**0%**
87	F/D HVAC SHEETMETAL (Duct Stds & Field Measure Mains)	10 days	4/28/21	5/11/21	0%
88	F/D OTHER HVAC EQUIPMENT	25 days	5/24/21	6/25/21	0%
89	F/D - LAB CASEWORK (Expedite Sink Basins + Quick Ship Tables&Benches)	65 days	5/25/21	8/24/21	0%



January
February
March
April
May
June
July
August
September
October
Nov
1/18
2/12

Project: OLINK LAB/OFFICE - WALTHAM, MA
Date: Mon 3/29/21

A / E SERVICES
OLINK ACTIVITIES
BID / AWARD ACTIVITIES
SUBMIT/FAB/DELIVER
SITE SELECTION / PRECONSTRUCTION
PERMITS & APPROVALS
CONSTRUCTION
CLOSEOUT
JUMBO / LL WORK
MILESTONE
PROGRESS

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4

PIDC CONSTRUCTION

OLINK LAB/OFFICE
DESIGN - PERMIT - CONSTRUCTION SCHEDULE

ID	Task Name	Duration	Start	Finish	% Complete
90	F/D - D/F/H	25 days	5/28/21	7/1/21	0%
91	F/D ELECTRICAL PANELBOARDS, OTHER	30 days	6/7/21	7/16/21	0%
92	F/D FIRE PROTECTION	4 days	5/27/21	6/1/21	0%
93	F/D GLASS & GLAZING	45 days	6/11/21	8/12/21	0%
94	F/D ARCHITECTURAL SYSTEMS & FINISHES	40 days	5/28/21	7/22/21	0%
95	F/D OTHER MATERIALS & EQUIPMENT	50 days	6/11/21	8/19/21	0%
96	F/D AUTOCLAVE, GLASS WASH & ICEMAKER / OTHER	56 days	6/4/21	8/20/21	0%
97	F/D - PH SKID	40 days	6/16/21	8/10/21	0%
98	**FABRICATE, TEST & DELIVER - OLINK - F,F&E**	**67 days**	**5/26/21**	**8/26/21**	**0%**
99	OFFICE FURNITURE	50 days	6/1/21	8/10/21	0%
100	LAB EQUIPMENT - FURNISHED BY DEWPOINT	60 days	6/4/21	8/26/21	0%
101	TELECOMMUNICATIONS EQUIPMENT	40 days	5/26/21	7/20/21	0%
102	SECURITY	40 days	5/26/21	7/20/21	0%
103	**CONSTRUCTION PERMITS & APPROVALS**	**45 days**	**3/24/21**	**5/25/21**	**0%**
104	INI PERMIT - SUBMIT & SECURE APPROVALS	12 days	3/24/21	4/8/21	0%
105	BUILDING PERMIT - LL WORK	22 days	4/26/21	5/25/21	0%
106	BUILDING PERMIT - TI WORK	22 days	4/9/21	5/10/21	0%
107	**OLINK USE & STORAGE PERMITS**	**95 days**	**4/7/21**	**8/17/21**	**0%**
108	**MWRA**	**95 days**	**4/7/21**	**8/17/21**	**0%**
109	PREPARE MWRA APPLICATION	15 days	4/7/21	4/27/21	0%
110	MWRA REVIEW AND APPROVAL PERIOD	80 days	4/28/21	8/17/21	0%
111	**CHEMICAL STORAGE PERMIT (WFD)**	**40 days**	**4/21/21**	**6/15/21**	**0%**
112	**CONSTRUCTION - TENANT & LL WORK**	**128 days**	**5/12/21**	**11/5/21**	**0%**
113	**OLINK INTERIOR CONSTRUCTION**	**92 days**	**5/12/21**	**9/16/21**	**0%**
114	MOBLIZATION / IMPLEMENT COVID SAFETY PLAN	2 days	5/12/21	5/13/21	0%
115	CUT CAP / MAKE SAFE	3 days	5/12/21	5/14/21	0%
116	INSTALL INITIAL DUCT MAINS / PIPING MAINS & CONDUIT RUNS (Ahead of Wall Framing)	5 days	5/13/21	5/19/21	0%
117	WALL LAYOUT / BOTTOM/TOP TRACK - INITIAL WORK	4 days	5/14/21	5/19/21	0%
118	METAL STUD FRAME	12 days	5/18/21	6/2/21	0%
119	LAB & SANITARY WASTE LINES - ROUGH IN BELOW	12 days	5/20/21	6/4/21	0%
120	M/E/P & Tel/Data IN-WALL	19 days	5/20/21	6/15/21	0%
121	ROUGH INSPECTION - WALLS	0 days	6/15/21	6/15/21	0%
122	INSTALL HM DOOR FRAMES (if welded)	3 days	7/2/21	7/6/21	0%
123	BOARD, TAPE & FINISH DRYWALL - WALLS	18 days	6/10/21	7/5/21	0%
124	CONSTRUCT PH ROOM / STAIR / EXT DOOR	15 days	7/8/21	7/28/21	0%
125	INSTALL & HOOK UP PH SKID	15 days	8/11/21	8/31/21	0%
126	M/E/P & Tel/Data OVERHEAD ROUGH	40 days	5/20/21	7/14/21	0%
127	RECEIVE, SET & CONNECT NEW HVAC Boxes	10 days	6/28/21	7/9/21	0%
128	PRIME PAINT & SECOND COAT	6 days	7/2/21	7/9/21	0%
129	ACT CEILING GRID - LAB AREAS	6 days	7/8/21	7/15/21	0%
130	ACT CEILING GRID - OFFICE AREAS	7 days	7/14/21	7/22/21	0%
131	INSTALL INTERIOR GLAZING & GLASS DOORS	13 days	8/13/21	8/31/21	0%
132	INSTALL LIGHT FIXTURES & CEILING CUTS - LAB AREAS	7 days	7/19/21	7/27/21	0%
133	INSTALL LIGHT FIXTURES & CEILING CUTS - OFFICE AREAS	8 days	7/23/21	8/3/21	0%
134	OVERHEAD INSPECTIONS	3 days	8/5/21	8/9/21	0%
135	M/E/P/FP TRIMOUT WALLS & CEILING (Inc. OHSP)	22 days	7/19/21	8/17/21	0%
136	OWNER FURNISHED SECURITY ROUGH IN	5 days	8/11/21	8/17/21	0%
137	LAB FLOORING - VCT / SV	10 days	7/20/21	8/2/21	0%
138	OTHER LAB FLOORING - EPOXY	4 days	7/22/21	7/27/21	0%
139	FIXED LAB CASEWORK (Limited Fixed)	8 days	8/18/21	8/30/21	0%
140	PLUMBING & ELECTRICAL CASEWORK TRIMOUT	15 days	8/24/21	9/14/21	0%
141	NFPA 72 TESTING	0 days	8/17/21	8/17/21	0%
142	FINISH COAT - PAINT / TRIMOUT - LABS	6 days	8/30/21	9/7/21	0%
143	RECEIVE, SET & CONNECT GW ROOM EQUIP. (GW / Autoclave)	5 days	9/2/21	9/9/21	0%
144	RECEIVE & INSTALL CAFE/PFC/OFFICE MILLWORK & COUNTERS	12 days	7/23/21	8/9/21	0%
145	FINISH ACT FIELD TILE (Ready for Balancing)	5 days	8/13/21	8/19/21	0%
146	FINISH COAT - PAINT / TRIMOUT	7 days	8/12/21	8/20/21	0%
147	CARPETING & BASE, OTHER FLOORING	7 days	8/18/21	8/26/21	0%
148	INSTALL DOORS & HARDWARE	8 days	8/4/21	8/13/21	0%
149	INSTALL MOVEABLE LAB BENCHES	8 days	8/27/21	9/8/21	0%
150	INSTALL & CONNECT OFFICE FURN. SYSTEMS. (Tenant Furnished)	12 days	8/25/21	9/9/21	0%
151	TEST & BALANCE - LABS (along with LL Startup)	8 days	9/7/21	9/16/21	0%
152	**LANDLORD LAB READY WORK**	**118 days**	**5/26/21**	**11/5/21**	**0%**
153	**FREIGHT ELEVATOR CONSTRUCTION**	**118 days**	**5/26/21**	**11/5/21**	**0%**
154	TEMP PROT., SAWCUT, EXCAVATE, UNDERPIN ELEVATOR PIT	10 days	5/26/21	6/8/21	0%
155	FORM, PLACE & FINISH ELEVATOR PIT / WATERPROOF	12 days	6/9/21	6/24/21	0%
156	LAYOUT, REIN. & CUT FLOOR OPENING FOR ELEVATOR SHAFT	7 days	6/25/21	7/5/21	0%
157	FRAME/REIN OPEN'G., SHEATH & CONSTRUCT ELEVATOR OVERRIDE	15 days	8/3/21	8/23/21	0%
158	CONSTRUCT SHAFT WALLS	15 days	8/24/21	9/13/21	0%
159	UNDERSLAB SANITARY / RELOCATE VEECO SINK/COMMON CORRIDOR	30 days	6/16/21	7/27/21	0%
160	1ST FLOOR C/S ROOMS - Ph, STORAGE, ELEV MACH RM	15 days	7/28/21	8/17/21	0%
161	*RECEIVE, UNCRATE, ASSEMBLE & INSTALL FREIGHT ELEVATOR*	*20 days*	*9/27/21*	*10/22/21*	*0%*
162	*FINAL TRADE WORK IN SHAFT*	*5 days*	*10/25/21*	*10/29/21*	*0%*
163	*FINAL ADJUSTER & TEST*	*5 days*	*11/1/21*	*11/5/21*	*0%*
164	**HVAC & POWER WIRING - LL WORK**	**65 days**	**6/17/21**	**9/15/21**	**0%**
165	BOILER PLANT MOD's & NEW LL POWER FEED FROM MAIN ELEC RM	40 days	6/28/21	8/20/21	0%
166	COLUMN REINFORCING	5 days	6/17/21	6/23/21	0%
167	DUNNAGE	10 days	8/10/21	8/23/21	0%
168	ROOF LEVEL PIPING, DUCTWORK & POWER / PANELS	20 days	7/15/21	8/11/21	0%
169	RIG & SET MAKE UP AIR HANDLNG UNITS, EXH FANS	0 days	8/19/21	8/19/21	0%
170	ASSEMBLE & CONNECT RTE - AHU/EF	12 days	8/20/21	9/6/21	0%
171	**STARTUP, TEST & BALANCE HVAC SYSTEMS**	**7 days**	**9/7/21**	**9/15/21**	0%
172	**FINAL INSPECTIONS & CLEANING - TI & LL WORK (Exc. Elevator)**	**6 days**	**9/8/21**	**9/15/21**	**0%**
173	FINAL CLEANING	4 days	9/10/21	9/15/21	0%
174	FINAL INSPECTIONS	6 days	9/8/21	9/15/21	0%
175	**SUBSTANTIAL COMPLETION MILESTONE**	**0 days**	**9/15/21**	**9/15/21**	**0%**
176	PUNCHLIST/ CLOSEOUT	10 days	9/16/21	9/29/21	0%
177	**MOVE IN MILESTONE**	0 days	9/16/21	9/16/21	0%
178	**PROJECT COMPLETION MILESTONE**	**0 days**	**9/29/21**	**9/29/21**	**0%**



January
February
March
April
May
June
July
August
September
October
Nov
6/15
8/17
8/19
9/15
9/16
9/29

Project: OLINK LAB/OFFICE - WALTHAM, MA
Date: Mon 3/29/21

A / E SERVICES — BID / AWARD ACTIVITIES — SITE SELECTION / PRECONSTRUCTION — CONSTRUCTION — JUMBO / LL WORK — PROGRESS

OLINK ACTIVITIES — SUBMIT/FAB/DELIVER — PERMITS & APPROVALS — CLOSEOUT — MILESTONE

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 D EXHIBIT D LANDLORD’S SERVICES I. EXTERIOR MAINTENANCE A. Landlord shall remove snow from the parking lot and walkways. B. Landlord shall maintain exterior landscaping and parking area. C. Clean outside of windows. II. INTERIOR CLEANING A. Common Area Lavatories - Daily or as needed: 1. Sweep and wash floors with disinfectants. 2. Disinfect all toilet facilities, basins and vanities. 3. Clean mirrors, partitions and dispensers. 4. Empty disposal receptacles and refill supplies. B. Premises - Tenant shall be responsible for providing nightly cleaning and janitorial services on weekdays (excluding legal holidays) to the Premises. Landlord shall provide janitorial services for the Common Areas. Notwithstanding anything to the contrary herein, any such additional cleaning of the Premises required by Tenant during non Building Service Hours shall be performed by Landlord for an additional charge to Tenant to be fixed by Landlord. III. WATER A. Hot water for common area lavatory and kitchen purposes and cold water for lavatory and kitchen purposes. IV. ELEVATORS A. Elevators are for the use of all Tenants and the general public for access to and from all floors of the Building. Programming of elevators (including but not limited to service elevators) shall be as Landlord from time to time determines best for the Building as a whole. B. Maintenance of elevator interior and exterior will be provided by the Landlord. V. SIGNAGE A. Landlord shall provide Tenant, subject to Landlord’s approval, with Building standard signage at the front entry of the Premises and the lobby directory at Landlord’s cost. In addition, Tenant shall have the right, at Tenant’s sole cost and expense, to create branding in the entrance of the Premises, subject to Landlord’s prior written approval, and provided further that any such branding shall not be visible from outside the Premises. VI. HVAC/OTHER. A. Landlord shall provide to the Premises, at all times, heating, ventilation, and air condition (HVAC), as may be reasonably required for the comfortable occupancy of the Premises for general office purposes; provided, however, that, with respect to HVAC services provided to the office portion of the Premises outside of the Building Service Hours, Tenant shall be responsible to pay

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 D Landlord for any and all such overtime HVAC charges, such overtime HVAC charge agreed to be Fifty and 00/100 Dollars ($50.00) per hour. Notwithstanding anything to the contrary contained herein, Landlord shall not charge Tenant overtime HVAC charges during the month of December. Landlord shall not be responsible for room temperatures and conditions in the Premises if the lighting and receptacle load for Tenant’s equipment and fixtures exceed those listed in the paragraph below, if the Premises are used for other than general office purposes or if the Building standard blinds or curtains in the Premises are not closed so as to screen the sun’s rays. If Tenant is permitted to connect any supplemental HVAC units to the Building’s condenser water loop or chilled water line, such permission shall be conditioned upon Landlord having adequate excess capacity from time to time and such connection and use shall be subject to Landlord’s reasonable approval and reasonable restrictions imposed by Landlord, and Landlord shall have the right to charge Tenant a connection fee and/or a monthly usage fee, as reasonably determined by Landlord. B. Landlord shall furnish to the Premises, at all times, electric current for routine lighting and the operation of general office machines such as typewriters, dictating equipment, desk model adding machines, and the like, which use 110 volt electric power, not to exceed the reasonable capacity of Building standard office lighting and receptacles, and not in excess of limits imposed or recommended by governmental authority. Notwithstanding the foregoing, Landlord shall also furnish to the Premises, at all times, a minimum of 600 Amps 480/277V/three phase. C. No data processing equipment, other special electrical equipment (excluding personal computers utilizing 110 volt electric power), air conditioning or heating units, or plumbing additions shall be installed, nor shall any changes to the Building HVAC, electrical or plumbing systems be made without the prior written consent of Landlord, which consent shall be subject to Landlord’s sole and absolute discretion. In the case of any such change, Landlord reserves the right to designate and/or approve the contractor to be used. Any permitted installations shall be made under Landlord’s supervision. D. Tenant agrees to cooperate fully at all times with Landlord, and to abide by all regulations and requirements which Landlord may prescribe for the proper functioning and protection of the Building HVAC, electrical, plumbing and other systems. Tenant shall comply with all laws, statutes, ordinances and governmental rules and regulations now in force or which may hereafter be enacted or promulgated in connection with Building services furnished to the Premises, including, without limitation, any governmental rule or regulation relating to the heating and cooling of the Building. VII. VENDING INSTALLATIONS A. Vending machines, refreshment service and cafeteria facilities installed by Tenant must be approved by Landlord in writing and shall be restricted in use to employees and business callers. All cleaning necessitated by such installation shall be at Tenant’s expense.

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 E EXHIBIT E RIDER Fitness Center Release Form: See attached.

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 RELEASE OF LIABILITY AND ASSUMPTION OF RISK The individual named below (referred to as "I" or "me"), an employee of the company also listed below (the “Tenant”), desires to utilize the fitness center located in 130 Turner Street, Waltham, Massachusetts 02453 (the “Property”), a building owned and operated by JC/SMP WALTHAM OWNER, LLC (the "Company"). As lawful consideration for the Company’s consent for me to utilize the fitness center (the “Activity”), I agree to all the terms and conditions set forth in this agreement (this "Agreement"). I AM AWARE AND UNDERSTAND THAT THE ACTIVITIES MAY BE DANGEROUS ACTIVITIES AND INVOLVE THE RISK OF SERIOUS INJURY AND/OR DEATH AND/OR PROPERTY DAMAGE. I ACKNOWLEDGE THAT ANY INJURIES THAT I SUSTAIN MAY BE COMPOUNDED BY NEGLIGENT EMERGENCY RESPONSE OR RESCUE OPERATIONS OF THE COMPANY. I ACKNOWLEDGE THAT I AM VOLUNTARILY PARTICIPATING IN THE ACTIVITIES WITH KNOWLEDGE OF THE DANGER INVOLVED AND HEREBY AGREE TO ACCEPT AND ASSUME ANY AND ALL RISKS OF INJURY, DEATH OR PROPERTY DAMAGE, WHETHER CAUSED BY THE NEGLIGENCE OF THE COMPANY OR OTHERWISE. I hereby expressly waive and release any and all claims, now known or hereafter known in any jurisdiction throughout the world, against the Company, and its officers, directors, employees, agents, affiliates, shareholders/members, successors and assigns (collectively, "Releasees"), on account of injury, death or property damage arising out of the Activities, whether arising out of the negligence of the Company or any Releasees or otherwise. I covenant not to make or bring any such claim against the Company or any other Releasee, and forever release and discharge the Company and all other Releasees from liability under such claims. I shall defend, indemnify and hold harmless the Company and all other Releasees against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorney fees, fees and the costs of enforcing any right to indemnification under this Agreement and the cost of pursuing any insurance providers, arising out or resulting from any claim of a third party to the extent related to my participation in the Activity.

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 2 This Agreement constitutes the sole and entire agreement of the Company and me with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. This Agreement is binding on and shall inure to the benefit of the Company and me and their respective successors and assigns. All matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction). Any claim or cause of action arising under this Agreement may be brought only in the federal and state courts located in Massachusetts and I hereby consent to the exclusive jurisdiction of such courts.

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 3 BY SIGNING, I ACKNOWLEDGE THAT I HAVE READ AND UNDERSTOOD ALL OF THE TERMS OF THIS AGREEMENT AND THAT I AM VOLUNTARILY GIVING UP SUBSTANTIAL LEGAL RIGHTS, INCLUDING THE RIGHT TO SUE THE COMPANY. Signed: Printed Name: Employer: Home Address: Date:

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 F EXHIBIT F RULES AND REGULATIONS 1. The entrance, lobbies, passages, corridors, elevators (if provided) and stairways may be used at all times by Tenant, its employees, agents, customers, and business invitees and shall not be encumbered or obstructed by Tenant, Tenant’s agents, servants, employees, licensees or visitors or be used by them for any purpose other than for ingress and egress to and from the Premises. The moving in or out of all safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord may determine from time to time. Tenants must make arrangements with the Landlord when the elevator is required for the purposes of carrying any kind of freight. 2. Landlord reserves the right at all times to exclude loiterers, vendors, solicitors, and peddlers from the Buildings and to require registration or satisfactory identification or credentials from all persons seeking access to any part of the Buildings outside ordinary business hours. The Landlord will exercise its best judgment in the execution of such control but shall not be liable for the granting or refusal of such access. 3. Restroom facilities, water fountains, and other water apparatus may be used at all times by Tenant, its employees, agents, customers and business invitees and shall not be used for any purpose other than those for which they were constructed, and no rubbish, or other obstructing substances shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by the Tenant who shall, or whose officers, employees, agents, patrons, customers, licensees, visitors, or invitees, shall have caused it. 4. Other than when due to negligence or intentional misconduct of Landlord or its agents, Landlord will not be responsible for lost or stolen property, equipment, money, or any article taken from the Premises, Buildings or parking facilities, regardless of how or when loss occurs. 5. No curtains, blinds, shades, screens, or signs other than those furnished by Landlord shall be attached to, hung in, or used in connection with any window or door of the Premises, without the prior written consent of Landlord. Landlord will provide and install, at Tenant’s cost, all letters or numerals at Premises entry. All such letters and numbers shall be in the standard graphics for the Buildings, and no other shall be used or permitted on the Premises without Landlord’s prior written consent. 6. Subject to Tenant’s right to install a security system, no additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof without the prior written consent of Landlord. Tenant must, upon the termination of its tenancy, restore to Landlord all keys of stores, shops, booths, stands, offices and toilet rooms, either furnished to or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof. 7. Canvassing, soliciting, and peddling in the Buildings are prohibited and Tenant shall cooperate to prevent the same.

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 F 8. Tenant shall comply with all reasonable security measures from time to time established by Landlord for the Buildings. 9. Any type of smoking anywhere within the Premises or Buildings (including the court yard) is strictly prohibited. Tenant’s employees shall be permitted to smoke outside of the Buildings only at an area designated by the Landlord at the side or rear entrance of the Buildings and such smoking shall be permitted by Landlord so long as the area is kept neat and clean at all times and all cigarette and/or cigar butts are properly disposed of by Tenant and its employees in an enclosed waste container provided by Tenant. 10. Tenant shall not be permitted to bring any pets or animals of any kind into the Buildings or the Premises except for Tenant’s employees or invitees requiring a service animal.

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 G EXHIBIT G PAYMENT OF OPERATING COSTS AND REAL ESTATE TAXES This Exhibit is attached to and made a part of the Lease by and between JC/SMP WALTHAM OWNER, LLC (“Landlord”), and OLINK PROTEOMICS INC. (“Tenant”), for space in the Building located at 130 Turner Street, Building II, Waltham, Massachusetts 02453. I. PAYMENT OF OPERATING COSTS AND REAL ESTATE TAXES 1. Payments. 1.1 Commencing on the Commencement Date, Tenant shall pay Tenant’s Proportionate Share of the amount of Operating Costs (defined below) and Real Estate Taxes (defined below) with respect to the Building and the Office Park, as applicable. Landlord shall provide Tenant with a good faith estimate of the Operating Costs and Real Estate Taxes with respect to the Building and the Office Park, as applicable, for each calendar year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant’s Proportionate Share of Landlord’s estimate of both Operating Costs and Real Estate Taxes with respect to the Building and the Office Park, as applicable. After its receipt of any revised estimate, Tenant’s monthly payments shall be based upon such revised estimate. If Landlord does not provide Tenant with an estimate of Operating Costs and Real Estate Taxes with respect to the Building and the Office Park, as applicable, by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year’s estimate(s) until Landlord provides Tenant with the new estimate. 1.2 As soon as is practical following the end of each calendar year, but no later than one hundred twenty (120) days thereafter, Landlord shall furnish Tenant with a statement of the actual Operating Costs and Real Estate Taxes with respect to the Building and the Office Park, as applicable, for the prior calendar year. If either the estimated Operating Costs or Real Estate Taxes with respect to the Building and the Office Park, as applicable, for the prior calendar year are more than the actual Operating Costs or Real Estate Taxes with respect to the Building and the Office Park, as applicable, for the prior calendar year, Landlord shall either provide Tenant with a refund or apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due. If either the estimated Operating Costs or Real Estate Taxes with respect to the Building and the Office Park, as applicable, for the prior calendar year are less than the actual Operating Costs or Taxes with respect to the Building and the Office Park, as applicable, for such prior calendar year, for such prior year Tenant shall pay Landlord, within thirty (30) days after its receipt of the statement of Operating Costs or Real Estate Taxes with respect to the Building and the Office Park, as applicable, any

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 G deficiency for the prior calendar year. This provision shall survive the termination or earlier expiration of the Lease. 2. Operating Costs. “Operating Costs” means all costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, improving and managing the Building, the Property and the Office Park. 2.1 Operating Costs include, without limitation: (a) all salaries, wages, fringe benefits, payroll taxes and workmen’s compensation insurance premiums related thereto, of and for Landlord’s employees engaged in the operation of the Building or the Office Park, as applicable, or attributable to the operation of the Building or the Office Park, as applicable, including, without limitation, ten percent (10%) of senior property management staff, provided however, employees who spend a portion of their time engaged in the operation of the Building or Office Park shall only have that portion of their salary attributed to Operating Costs; (b) all costs, including moneys paid to utility companies and municipalities, related to providing electricity, heat, air conditioning, steam and water (including sewer taxes or rentals) to the Building and the Office Park, as applicable; all costs of any insurance carried by Landlord related to the Building and the Office Park, as applicable; (c) all costs, including material and equipment cost, for cleaning and janitorial services (including window cleaning); (d) all costs of operating, maintaining, repairing, improving and managing the Building and the Office Park, as applicable, including operation, repair and replacement of heating and air conditioning equipment, elevators, and any other common Building or Office Park, as applicable, equipment, subject to the terms below; (e) accounting costs; (f) rental and purchase cost of parts, supplies, tools and equipment; (g) all Essential Capital Expenditures of the Building and the Office Park. “Essential Capital Expenditures” shall mean capital expenditures that (a) are required to comply with any legal requirements and/or Laws, or any insurance requirements that are not in effect as of the Commencement Date, (b) are reasonably anticipated to result in a reduction in (or minimize increases in) Operating Costs, or (c) improve life safety systems. Essential Capital Expenditures shall be amortized over the

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 G useful life of the applicable item in accordance with generally accepted accounting principles until such cost or expense has been fully recovered; (h) costs of all service contracts relating to services referred to in the subparagraphs above and to any part of the operation of the Building and the Office Park, as applicable, by Landlord; and (i) the annual management fee not to exceed three and one-half percent (3.5%) of all the gross annual rentals with respect to the Building and the Office Park, as applicable. 2.2 Landlord, by itself or through an affiliate, shall have the right to directly perform, provide and be compensated for any services under this Lease, provided that the fees paid to Landlord or its affiliate shall not exceed the reasonable fair market amount that would be paid in an arms-length transaction with a third party. If Landlord incurs Operating Costs for the Building or Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Building and Property and the other buildings or properties; provided, however, that Tenant shall pay Tenant’s Proportionate Share of the amount of Operating Costs and Real Estate Taxes with respect thereto for the Building and the Office Park, as applicable, pursuant to all terms and conditions of the Lease. 2.3 Operating Costs shall not include: (a) costs of renovation of leased premises in the Building and the Office Park, as applicable, incurred in connection with preparing space for a new tenant; (b) interest and depreciation charges (except as set forth above); (c) any expense for which Landlord is otherwise compensated through the actual receipt of insurance proceeds or is otherwise compensated by any tenant (including Tenant) of the Building and the Office Park, as applicable, excluding all deductibles; and (d) legal fees incurred in connection with leasing space or leasing disputes and/or in connection with financings, refinancings, sales or syndications of any of Landlord’s interest in the Building and the Office Park, as applicable. (e) principal, interest or other charges on mortgage and payments of any rent by Landlord on account of any ground lease of the land on which the Building is situated or any lease of the Building; costs of so-called leasehold improvements to rentable areas in the Building; payments relating to or arising from any breach by the Landlord of applicable laws; any payments for which a third party is responsible (including but not limited to, another tenant or an insurer); utility expenses that are separately metered for any individual tenant in the Building; expenses for services provided by Landlord for the exclusive benefit of a given tenant or tenants for which Landlord is directly reimbursed by such tenant or tenants; all costs, fees and disbursements relating to activities for the solicitation, negotiation and execution of leases for space in the Building (including but not limited to advertising costs,

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 G leasing commissions and attorneys’ fees therefor); the costs associated with the operation of the business of the ownership or entity which constitutes “Landlord”, including costs of selling, syndicating, financing or mortgaging any of Landlord’s interest in the Property; repairs or other work required due to fire or other casualty; payments to affiliates of Landlord (excluding property management fees), but only to the extent that they exceed the fair market charges that would be paid in an arms- length transaction with a third party; brokerage commissions, legal fees, and other costs incurred in the selling or financing the Building, litigating, or resolving disputes; legal fees and costs arising out of the construction, use, occupation or maintenance of the Building, or the enforcement of any agreements affecting the Building; reserves; costs to construct amenities such as a cafeteria, fitness facility, or daycare facility, costs to construct a management office on site, the cost to install the initial landscaping in the Office Park; costs to acquire art or decoration to the Building; Landlord’s charitable or political contributions; income or excise tax payable by Landlord; costs required to repair construction defects related to the initial renovation of the Building; and Landlord’s travel or entertainment expenses. 2.4 If at any time during a calendar year the Building is not at least 95% occupied or Landlord is not supplying services to at least 95% of the total rentable square footage of the Building, Operating Costs shall, at Landlord's option, be determined as if the Building had been 95% occupied and Landlord had been supplying services to 95% of the Rentable Square Footage of the Building. For the purposes of the sentence immediately prior and the calculation of Tenant’s Operating Costs, Tenant shall be deemed to have begun occupancy of the Premises on the Commencement Date. Landlord warrants that the terms hereof shall not be manipulated such that Landlord recovers more than it actually incurs for Operating Expenses. 3. Real Estate Taxes. “Real Estate Taxes” shall mean: all taxes and assessments levied, assessed or imposed at any time by any governmental authority upon or against the Property, the Office Park and/or Building, provided that any betterments shall be amortized over the longest period of time offered the Landlord, if an option is available. Any tax upon the Property, Office Park and/or Building or other tax levied or imposed by any taxing authority in lieu of the present method of real estate taxing shall be deemed to be the Real Estate Taxes referred to in this provision. Real Estate Taxes shall include any and all expenses incurred in good faith by the Landlord in contesting the validity of, in seeking a reduction in, and/or in seeking to prevent an increase in any such tax or assessment. Said expenses shall be added to the Real Estate Taxes to coincide with the period in which said expenses are incurred. Real Estate Taxes shall not include any interest or penalties incurred by the Landlord due to any nonpayment or late payment. If a change in Real Estate Taxes is obtained for any year of the Term during which Tenant paid Tenant's Proportionate Share of any Real Estate Taxes, then Real Estate Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment. Tenant shall pay Landlord the amount of Tenant's Proportionate Share of Real Estate Taxes within thirty (30) days after Tenant's receipt of a statement from Landlord. 4. Tenant’s Audit Rights. Each statement sent to Tenant shall constitute an account stated between Landlord and Tenant and shall be conclusively binding upon Tenant unless Tenant (i) pays to Landlord when due the amount set forth in such statement, without prejudice to Tenant’s right to audit such statement, and (ii) within ten (10) Business Days after such statement is delivered, Tenant sends a written notice to Landlord objecting to such statement, specifying the

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 G reasons for such objection and stating that Tenant will audit the records concerning Landlord’s Operating Costs objected to by Tenant, such audit to be performed by Tenant’s accountant used in the ordinary course of Tenant’s business within thirty (30) days of Tenant’s notice to Landlord; provided, however, that (a) Tenant shall do no more than one audit within a twelve (12) month period and (b) Tenant’s compensation of such accountant or other advisor shall not be determined on a contingency fee audit basis. Tenant and all auditors, representatives, contractors, agents, and other third parties involved on behalf of Tenant in any review, audit or dispute concerning Operating Costs shall execute and deliver to Landlord a confidentiality agreement, in form and substance reasonably satisfactory to Landlord, whereby such parties agree not to disclose to any third party any of the information obtained in connection with such review. If the parties are unable to resolve any such dispute within said thirty (30) day period, then either party may refer the issues raised by such review or audit to an independent nationally recognized public accounting firm selected by Landlord and reasonably acceptable to Tenant, and the decision of such accountants shall be conclusively binding upon Landlord and Tenant. In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Operating Expenses unless Tenant has paid and continues to pay all Rent when due. Except as provided in this Section, Tenant shall have no right whatsoever to dispute by judicial proceeding or otherwise the accuracy of any statement. Notwithstanding anything to the contrary contained herein, if it is determined that Operating Costs for the applicable calendar year as set forth on any such Landlord’s statement were overstated by Landlord by more than five percent (5%), then Landlord shall reimburse Tenant for the reasonable costs and expenses incurred by Tenant in the performance of such audit up to a maximum amount of Two Thousand and 00/100 Dollars ($2,000.00).

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 H EXHIBIT H LEASE GUARANTY THIS LEASE GUARANTY (this “Guaranty”) made as of this 1st day of April , 2021, by OLINK PROTEOMICS AB, a Swedish private limited company having an address at Dag Hammarskjölds Väg 52 B, 752 37 Uppsala, Sweden (with its successors and assigns, “Guarantor”), for the benefit JC/SMP WALTHAM OWNER, LLC, having an address at c/o Jumbo Capital Management, LLC, 1900 Crown Colony Drive, 4th Floor, Quincy, Massachusetts 02169 (with its successors and assigns, “Landlord”). FOR CONSIDERATION RECEIVED, and in order to induce Landlord to enter into a Lease dated of even date herewith (as further defined below, the “Lease”) with Olink Proteomics Inc. (the “Tenant”) for those certain premises initially consisting of approximately 21,482 rentable square feet of space located at 130 Turner Street, Building II, Waltham, Massachusetts 02453 (as modified from time to time in accordance with the Lease or by agreement between Landlord and Tenant, the “Premises”), Guarantor, jointly and severally with Tenant, hereby ABSOLUTELY AND UNCONDITIONALLY GUARANTEES THE COMPLETE AND PROMPT PAYMENT AND PERFORMANCE OF THE OBLIGATIONS (AS HEREINAFTER DEFINED). A. OBLIGATIONS GUARANTEED; LEASE. i. As used in this Guaranty, the term “Obligations” means, in the broadest and most comprehensive sense, any and all of Tenant’s payment or performance liabilities under the Lease, in each case whether or not Tenant’s notice or cure period, if any, has ended, together with all interest, charges and fees thereon and costs and expenses in connection therewith. ii. As used in this Guaranty, the term “Lease” means (a) the Lease, as initially defined above, as amended, assigned, extended or renewed from time to time, whether or not with Guarantor’s consent; and (b) Tenant’s obligations to Landlord under law regarding the Premises. The Lease shall be defined without regard to any insolvency proceeding, resulting limitation, modification, rejection or termination of the Lease or Tenant’s obligations, or (iii) exercise of any Landlord remedy under the Lease or applicable law. B. GUARANTY OF OBLIGATIONS. Guarantor absolutely, irrevocably and unconditionally guarantees Tenant’s timely payment and performance of all Obligations. Guarantor covenants that Tenant will pay and perform all Obligations when and as the Lease requires. If Tenant does not do that, then Guarantor shall. For any Obligation, Guarantor shall pay all damages and losses that Landlord suffers and for which Tenant is obligated or responsible to pay to Landlord pursuant to the Lease and/or which governing law entitles Landlord to recover from Tenant, including Landlord’s reasonable legal costs, because Tenant fails timely to pay or perform. Guarantor’s liability under this Guaranty is primary, not secondary, in the full amount of the Obligations, including interest, default interest, late fees and costs and fees (including reasonable legal costs) relating to the Obligations. Any unpaid Obligation shall bear interest from the date it accrues until the date paid, both before and after entry of judgment, at the the interest rate that applies after default under the Lease. If Landlord obtains a judgment against Tenant for

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 H any Obligation, then Guarantor shall on Landlord’s demand pay it and Landlord’s reasonable legal costs of collecting it. C. EXERCISE OF LANDLOR REMEDIES. Landlord may enforce this Guaranty against Guarantor independently of, and with or without enforcing, any Landlord remedy under the Lease or governing law, and without regard to any event in any other proceeding with Tenant. Any Obligation and Guarantor’s primary liability for it shall not decrease if: (a) Tenant abandons, surrenders or vacates the Premises or is subject to an insolvency proceeding; (b) Landlord exercises any Landlord remedy or enforces this Guaranty; (c) Landlord fails to do so or delays in doing so; (d) Landlord obtains a judgment against anyone; (e) the Lease ends; or (f) any other circumstance occurs except actual payment and performance. Nothing in this paragraph limits Landlord’s obligation to credit Guarantor for any sums actually collected on account of the Obligations D. NO OFFSET. The Obligations are not subject to counterclaim, deduction, defense, offset or reduction of any kind, except those reduction(s) or abatement(s) explicitly permitted in the Lease. If Landlord holds a security deposit: (a) Landlord need not apply it toward the Obligations; (b) Landlord may continue to hold or apply it, in accordance with the Lease, as Landlord determines; and (c) it does not limit the Obligations. If Landlord holds a letter of credit, Landlord may draw on it or not, in Landlord’s sole discretion subject to the terms of the Lease. E. WAIVERS OF RIGHTS AND DEFENSES. To the extent permitted by law, Guarantor hereby waives any right to require Landlord to proceed against Tenant or anyone else or pursue any Landlord remedy for Guarantor’s benefit. Landlord may exercise in its sole discretion any right or remedy against anyone without impairing this Guaranty. Guarantor waives diligence and every demand, protest, presentment and notice, including notice of acceptance, accrual, creation, dishonor, extension, modification, nonpayment, protest or renewal of any of the Obligations. Guarantor hereby subordinates any and all claims and rights against Tenant, in all respects, to the Obligations. F. NATURE OF GUARANTY. This is a guaranty of payment, not collection. Guarantor’s liability is not conditioned or contingent on the Lease’s enforceability or validity. If any Guarantied Obligation is or becomes void or unenforceable, Guarantor’s liability under this Guaranty shall continue as if all Guarantied Obligations were and remained legally enforceable. G. COSTS OF COLLECTION. Guarantor agrees to pay Landlord, on demand, all expenses, including reasonable attorneys’ fees, paid or incurred by Landlord in enforcing this Guaranty. H. REPRESENTATIONS AND WARRANTIES. Guarantor warrants, represents and covenants to Landlord for the express purpose of inducing Landlord to make the Lease and to accept this Guaranty that, as of the date hereof and at all times hereafter until the Lease is repaid and all Obligations have been satisfied in full: i. Valid and Binding. This Guaranty has been duly executed and delivered by Guarantor and constitute the legal, valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws of general application affecting the rights and remedies of creditors and with respect to the

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 H availability of remedies of specific enforcement subject to the discretion of the court before which proceedings therefor may be brought. ii. Violation. The payment and performance by Guarantor of Guarantor’s obligations under this Guaranty do not and shall not constitute a violation of any law, order, regulation, contract or agreement to which Guarantor is a party or by which Guarantor or Guarantor’s property may be bound. iii. No Litigation. There is no material litigation now pending or threatened in writing against Guarantor which, if adversely decided, could materially impair the ability of Guarantor to pay and perform the Obligations. iv. Solvency. Guarantor is solvent and is not rendered insolvent by the obligations undertaken in this Guaranty. Guarantor is not contemplating the filing of a petition or proceeding under any state or federal bankruptcy or insolvency or reorganization laws or the liquidating of all or a major portion of Guarantor’s property, and Guarantor has no knowledge of any such petition or proceeding being filed against Guarantor. v. Material Economic Benefit. The Lease will constitute a material economic benefit to Guarantor. I. GENERAL PROVISIONS. i. Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, as if executed and to be performed in Massachusetts, without giving effect to the conflict of law provisions thereof. ii. Books and Records. The books and records of Landlord showing the amount of the Obligations shall be admissible in evidence in any action or proceeding hereon as prima facie proof of the items set forth therein. iii. Complete Agreement; Amendments and Waivers. This Guaranty sets forth the entire agreement between Guarantor and Landlord with respect to the subject matter hereof, and supersedes all prior or contemporaneous discussions, negotiations and agreements, oral or written, with respect to the subject matter hereof. This Guaranty may be modified, waived, cancelled or discharged only by an instrument, in writing, executed with due authorization by the party to be charged. No waiver of any of Landlord’s rights and remedies on any one occasion shall constitute a continuing waiver or a waiver for any subsequent occurrence. iv. Severability. If any provision of this Guaranty shall be determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the remaining provisions of this Guaranty, all of which shall remain in full force and effect. v. Assignment; Binding Effect. This Guaranty may be assigned by Landlord to any person or entity to whom Landlord assigns its rights with respect to the Lease. This Guaranty may not be assigned by Guarantor. The provisions of this Guaranty shall be binding upon Guarantor and Guarantor’s successors and assigns and shall inure to the benefit of Landlord and its successors and assigns. vi. Captions. Captions are used for convenience of reference only and are not to be construed as part of the terms of this Guaranty.

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 H IN WITNESS WHEREOF, this Lease Guaranty is executed under seal as of the day and year first above written. Witness: GUARANTOR: OLINK PROTEOMICS AB By: William Campbell By: Oskar Hjelm Title: Chief Financial Officer

DocuSign Envelope ID: D13C725B-5A32-4EDA-845F-6E3BC79E86C6

EXHIBIT I

ENVIRONMENT AL QUESTIONNAIRE

ENVIRONMENT AL QUESTIONNAIRE

ENVIRONMENTAL QUESTIONNAIRE FOR COMMERCIAL AND INDUSTRIAL PROPERTIES

Property Name: 130 Turner Street

Property Address: 130 Turner Street, Building II, Waltham, Massachusetts 02453

Instructions: The following questionnaire is to be completed by the Tenant representative with knowledge of the planned operations for the specified building/location. Please print clearly and attach additional sheets as necessary.

1.0 PROCESS INFORMATION

Describe planned use, and include brief description of manufacturing processes employed.

See the Permitted Uses in Lease Agreement.

2.0 HAZARDOUS MATERIALS

Are hazardous materials used or stored? If so, continue with the next question. If not, go to Section 3.0.

2.1 Are any of the following materials handled on the Property? Yes ⊗ No 0

(A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.) If so, complete this section. If this question is not applicable, skip this section and go on to Section 4.0.

D Explosives
D Fuels
0 Oils
⊗ Solvents
D Oxidizers
D Organics/Inorganics
D Acids
⊗ Bases
D Pesticides
D Gases
☐ PCBs
D Radioactive Materials
D Other (please specify)

2-2. If any of the groups of materials checked in Section 2.1, please list the specific material(s), use(s), and quantity of each chemical used or stored on the site in the Table below. If convenient, you may substitute a chemical inventory and list the uses of each of the chemicals in each category separately. SEE EXHIBIT L to LEASE AGREEMENT

;.i,.ua ...1	Physical State (Solid, Liquid, or Gas)	Usage	Container Size	Number of Containers	Total Quantity
See Exhi	it L to Lease Agreement				

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DocuSign Envelope ID: D13C725B-5A32-4EDA-845F-6E3BC79E86C6

Material	Physical State (Solid, Liquid, or Gas)	Usage	Container Size	Number of Containers	Total Quantity

2-3. Describe the planned storage area location(s) for these materials. Please include site maps and drawings as appropriate.

See Exhibit B (Floor Plan) to Lease Agreement.

3.0 HAZARDOUS WASTES

Are hazardous wastes generated? Yes [X] No [ ]

If yes, continue with the next question. If not, skip this section and go to Section 4.0.

3.1 Are any of the following wastes generated, handled, or disposed of (where applicable) on the Property?

- [ ] Hazardous wastes
- [ ] Waste oils
- [ ] Air emissions
- [X] Regulated Wastes
- [X] Industrial Wastewater
- [ ] PCBs
- [ ] Sludges
- [X] Other (please specify) Non-regulated liquid and solid waste

3-2. List and quantify the materials identified in Question 3-1 of this section.

WASTE GENERATED	RCRA listed Waste?	SOURCE	APPROXIMATE MONTHLY QUANTITY	WASTE CHARACTERIZATION	DISPOSITION
Biohazardous Waste	No	BSL2 Lab	55 Cubic feet	Contaminated labware	Removal by certified contractor, Stericycle
Sharps waste	No	Laboratory	5.6 cubic feet	Needles, tips	Removal by certified contractor, Stericycle
Industrial wastewater	No	Equipment	22 gallons	Liquid waste from equipment process	Sink disposal per MWRA permission
Liquid waste	No	Lab Equipment	20 gallons	Formamide in water, Lab wastes	Removal by certified contractor
Solid Waste	No	Lab equipment	5 pounds	contaminated cartridges	Removal by certified contractor

3-3. Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility, if applicable). Attach separate pages as necessary.

**You can get info from manifests

Transporter/Disposal Facility Name **	Facility Location	Transporter (T) or Disposal (D) Facility	Permit Number
Stericycle	369 Park East Drive, Woonsocket, RI 02895		RI-053
Clean Harbors	Disposal Address:	Varies - MA, AR, NC	MAD039322250

3-4. Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment? Yes [ ] No [X]

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DocuSign Envelope ID: D13C725B-5A32-4EDA-845F-6E3BC79E86C6

3-5. If so, please describe.

____

____

____

4.0 REGULATORY

4-1. Does the operation have or require a National Pollutant Discharge Elimination System (NPDES) or equivalent permit? Yes D No D
If so, please attach a copy of this permit.

4-2. Has a Hazardous Materials Business Plan been developed for the site? YesONo0
If so, please attach a copy.

CERTIFICATION

I am familiar with the real property described in this questionnaire. By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge. I also understand that Landlord will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

DocuSigned by:

Signature: William Campbell

6FAB51BE3C98401...

Name: William Campbell

Title: President and CEO

Date: 4/9/2021

Telephone: 401-829-9051

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DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 EXHIBIT J STORAGE ROOM See attached. J

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 1 2 3 4 5 6 7 8 9 20' - 0" A LEGEND Total area: B • 21,180 rsf • 18,000 usf NGS Lab Components • 2 high throughput lines • 1 low throughput line C QPCR Lab Components • 1 high throughput line + R&D Lab Support spaces D • 15 lab open seats • Storage • Freezer • Prep • Waste storage Kitting E • kit assembly • distribution • storage • refrigeration • staging F Office Components • 7 offices • 33 open seats • 3 conferences G Amenities • Kitchen • Living room • Wellness rooms • Men, women, and gender neutral restroom H I J 130 TURNER STREET 02/23/21 LAYOUT #3 (LAB & OFFICE UPDATE) 3/32" = 1'-0"

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 EXHIBIT K pH NEUTRALIZATION SYSTEM See attached. J

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 L EXHIBIT L APPROVED CHEMICALS LIST See attached.

DocuSign Envelope ID: B8B127E0-0F36-4A12-AAC3-CA946FB1D5F4 M EXHIBIT M GENERATOR AREA See attached.